                                                                 Exhibit 99.1

                          INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDERS OF MOORE CORPORATION LIMITED:

     We have audited the consolidated balance sheets of Moore Corporation Limited (the "Corporation") as at December 31, 2002 and 2001 and the consolidated statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

     The financial statements for the year ended December 31, 2000, prior to the change in accounting policy for earnings per share as described in Note 2, the reclassification of segmented information in Note 20 to conform with management's process for making decisions with regard to resource allocation and performance evaluation and reclassification of various amounts to conform to the current year's presentation and disclosure of net loss and net loss per share adjusted to exclude amortization expense related to goodwill as described in
Note 7, were audited by other auditors who expressed an opinion without reservation on those statements in their report dated February 22, 2001. We have audited the adjustments and reclassifications to the 2000 financial statements and, in our opinion, such adjustments and reclassifications, in all material respects, are appropriate and have been properly applied.

(Signed)
DELOITTE & TOUCHE LLP

Toronto, Canada
February 12, 2003 except as to Notes 27 and 28, which are as of September 25,
2003

               COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA --
                 UNITED STATES OF AMERICA REPORTING DIFFERENCE

     In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Corporation's financial statements, such as the changes described in Note 2 to the financial statements. Our report to the shareholders dated February 12, 2003 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

(Signed)
DELOITTE & TOUCHE LLP

Toronto, Canada
February 12, 2003

                                AUDITORS' REPORT

TO THE SHAREHOLDERS OF MOORE CORPORATION LIMITED:

     We have audited the consolidated statements of operations, retained earnings and cash flows of Moore Corporation Limited for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the results of the Corporation's operations, and cash flows for the year ended December 31, 2000 in accordance with generally accepted accounting principles in Canada.

                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                                PricewaterhouseCoopers LLP
                                                  Chartered Accountants

Toronto, Canada
February 22, 2001

               COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA --
                           U.S. REPORTING DIFFERENCE

     In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Corporation's financial statements, such as the changes for employee future benefits and accounting for income taxes described in Note 2 to the financial statements. Our report to the shareholders dated February 22, 2001 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                                PricewaterhouseCoopers LLP
                                                  Chartered Accountants

Toronto, Canada
February 22, 2001

                           MOORE CORPORATION LIMITED

                          CONSOLIDATED BALANCE SHEETS
                               AS AT DECEMBER 31,
           EXPRESSED IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA

                                                                 2002         2001
                                                              ----------   ----------
                                       ASSETS
Current Assets
  Cash and cash equivalents.................................  $  139,630   $   84,855
  Accounts receivable, less allowance for doubtful accounts
     of $19,538 (2001 -- $22,057)...........................     341,383      336,153
  Inventories (Note 4)......................................     129,889      128,421
  Prepaid expenses..........................................      17,317       13,544
  Deferred income taxes (Note 18)...........................      31,912       13,566
                                                              ----------   ----------
Total Current Assets........................................     660,131      576,539
                                                              ----------   ----------
Property, plant and equipment -- net (Note 5)...............     255,722      307,640
Investments (Note 6)........................................      32,256       32,204
Prepaid pension cost (Note 14)..............................     221,520      215,752
Goodwill -- net (Note 7)....................................     106,254       41,857
Other intangibles  -- net (Note 7)..........................       6,434          437
Deferred income taxes (Note 18).............................      53,938       47,651
Other assets (Note 8).......................................     103,504      114,906
                                                              ----------   ----------
Total Assets................................................  $1,439,759   $1,336,986
                                                              ==========   ==========
                                     LIABILITIES
Current Liabilities
  Bank indebtedness.........................................  $   18,158   $   56,181
  Accounts payable and accrued liabilities (Note 9).........     486,507      486,626
  Short-term debt (Note 10).................................       2,135       18,034
  Income taxes..............................................      58,562       27,677
  Deferred income taxes (Note 18)...........................       3,184          324
                                                              ----------   ----------
  Total Current Liabilities.................................     568,546      588,842
                                                              ----------   ----------
Long-term debt (Note 10)....................................     187,463      111,062
Postretirement benefits (Note 15)...........................     241,344      239,664
Deferred income taxes (Note 18).............................       9,482       13,705
Other liabilities (Note 11).................................      43,776       51,263
Minority interest...........................................       6,652       11,200
                                                              ----------   ----------
Total Liabilities...........................................   1,057,263    1,015,736
                                                              ==========   ==========
                                SHAREHOLDERS' EQUITY
  Share Capital (Note 12)
     Authorized:
     Unlimited number of preference (none outstanding for
      2002 and 2001) and common shares without par value
     Issued:
       111,842,348 common shares in 2002
       111,803,651 common shares in 2001....................     403,800      397,761
  Unearned restricted shares (Note 12)......................      (2,572)          --
  Retained earnings.........................................     114,601       51,666
  Cumulative translation adjustments (Note 13)..............    (133,333)    (128,177)
                                                              ----------   ----------
Total Shareholders' Equity..................................     382,496      321,250
                                                              ----------   ----------
Total Liabilities and Shareholders' Equity..................  $1,439,759   $1,336,986
                                                              ==========   ==========

                 See Notes to Consolidated Financial Statements

                           MOORE CORPORATION LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEARS ENDED DECEMBER 31,
     EXPRESSED IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE DATA

                                                              2002         2001         2000
                                                           ----------   ----------   ----------
Net sales................................................  $2,038,039   $2,154,574   $2,258,418
                                                           ----------   ----------   ----------
Cost of sales............................................   1,390,007    1,552,561    1,598,525
Selling, general and administrative expenses.............     459,613      575,586      578,642
Provision for (recovery of) restructuring costs -- net...        (850)     129,679      (24,033)
Depreciation and amortization (includes impairment
  charges of $131,393 for 2001 and $36,621 for 2000).....      86,746      239,072      151,518
                                                           ----------   ----------   ----------
                                                            1,935,516    2,496,898    2,304,652
                                                           ----------   ----------   ----------
Income (loss) from operations............................     102,523     (342,324)     (46,234)
Investment and other income (expense)....................       3,720      (10,721)     (14,342)
Interest expense -- net..................................      12,145       23,758       21,016
Debt settlement and issue costs..........................      16,746       11,617           --
                                                           ----------   ----------   ----------
Earnings (loss) before income taxes and minority
  interest...............................................      77,352     (388,420)     (81,592)
Income tax expense (recovery)............................       2,472      (32,192)     (17,377)
Minority interest........................................       1,622        1,810        2,157
                                                           ----------   ----------   ----------
Net earnings (loss)......................................  $   73,258   $ (358,038)  $  (66,372)
Distribution to certain convertible debenture holders
  (Note 10)..............................................          --       15,345           --
                                                           ----------   ----------   ----------
Net earnings (loss) available to common shareholders.....  $   73,258   $ (373,383)  $  (66,372)
                                                           ==========   ==========   ==========
Net earnings (loss) per common share:
  Basic..................................................  $     0.66   $    (4.21)  $    (0.75)
  Diluted................................................        0.64        (4.21)       (0.75)
Average shares outstanding (in thousands):
  Basic..................................................     111,556       88,648       88,457
  Diluted................................................     114,022       88,648       88,457

                           MOORE CORPORATION LIMITED

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                            YEARS ENDED DECEMBER 31,
     EXPRESSED IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE AND PER SHARE DATA

                                                                2002       2001        2000
                                                              --------   ---------   --------
Balance at beginning of the year, as previously reported....  $ 51,666   $ 431,821   $480,049
Change in accounting policy:
  Income taxes (Note 2).....................................        --          --      2,443
  Employee future benefits (Note 2).........................        --          --     33,295
                                                              --------   ---------   --------
Balance at beginning of the year, as restated...............    51,666     431,821    515,787
Net earnings (loss).........................................    73,258    (358,038)   (66,372)
                                                              --------   ---------   --------
                                                               124,924      73,783    449,415
Repurchase of common shares (1,069,700 in 2002).............    10,323          --         --
Subordinated convertible debentures.........................        --      17,694         --
Dividends (5c per share in 2001 and 20c per share in
  2000).....................................................        --       4,423     17,594
                                                              --------   ---------   --------
Balance at end of year......................................  $114,601   $  51,666   $431,821
                                                              ========   =========   ========

                 See Notes to Consolidated Financial Statements

                           MOORE CORPORATION LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                     EXPRESSED IN THOUSANDS OF U.S. DOLLARS

                                                                2002        2001        2000
                                                              ---------   ---------   ---------
OPERATING ACTIVITIES
Net earnings (loss).........................................  $  73,258   $(358,038)  $ (66,372)
Items not affecting cash resources:
  Depreciation and amortization(a)..........................     86,746     239,072     152,546
  Net (gain) loss on sale of assets.........................     (8,730)      5,824       2,630
  Net loss on write-off and sale of investments.............      2,801          --      11,974
  Deferred income taxes.....................................    (25,996)    (35,103)    (13,027)
  Pension settlement -- net.................................         --      96,605          --
  Provision for (recovery of) restructuring costs -- net....       (850)    129,679     (24,033)
  Debt settlement and issue cost............................     16,746      11,617          --
  Restricted share compensation.............................      1,093          --          --
  Other.....................................................    (10,804)      3,048      12,367
Changes in working capital other than cash resources:
  Accounts receivable -- net................................       (638)     44,684      69,780
  Inventories...............................................      6,026      21,037      24,181
  Accounts payable and accrued liabilities..................     (9,741)    (19,378)   (134,989)
  Income taxes..............................................     32,133      (4,417)       (639)
  Other.....................................................     (3,649)      2,491       2,902
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    158,395     137,121      37,320
                                                              ---------   ---------   ---------
INVESTING ACTIVITIES
Property, plant and equipment -- net........................     (8,941)    (37,072)    (39,543)
Long-term receivables and other investments.................     (5,028)     (3,489)        527
Acquisition of businesses...................................    (65,966)    (14,565)     (3,351)
Proceeds from sale of investment and other assets...........         --      38,495      13,178
Software expenditures.......................................    (10,958)     (6,517)    (28,795)
Other.......................................................     (1,615)      1,210        (842)
                                                              ---------   ---------   ---------
Net cash used by investing activities.......................    (92,508)    (21,938)    (58,826)
                                                              ---------   ---------   ---------
FINANCING ACTIVITIES
Dividends paid..............................................         --      (8,846)    (17,594)
Net change in short-term debt...............................    (15,899)     15,325     (37,431)
Proceeds from issuance of long-term debt....................    200,000       7,963       6,003
Payments on long-term debt..................................   (140,264)   (104,166)     (1,776)
Issuance (conversion) of convertible debentures.............         --      (1,600)     58,660
Issuance (repurchase) of common shares -- net...............     (7,949)         --          --
Other.......................................................     (8,827)     (1,744)     (5,753)
                                                              ---------   ---------   ---------
Net cash provided (used) by financing activities............     27,061     (93,068)      2,109
                                                              ---------   ---------   ---------
Effect of exchange rate on cash.............................       (150)       (551)      1,414
Increase (decrease) in cash resources.......................     92,798      21,564     (17,983)
Cash resources at beginning of year(b)......................     28,674       7,110      25,093
                                                              ---------   ---------   ---------
Cash resources at end of year(b)............................  $ 121,472   $  28,674   $   7,110
                                                              ---------   ---------   ---------
Supplemental disclosure of cash flow information:
                                                              ---------   ---------   ---------
Interest paid...............................................  $  13,324   $  26,594   $  25,288
                                                              ---------   ---------   ---------
Income taxes paid (refunded) -- net.........................     (1,041)      3,425       5,314
                                                              ---------   ---------   ---------

---------------

(a) Includes depreciation of $1,028 that has been classified in cost of sales in 2000.

(b) Cash resources are defined as cash and cash equivalents less bank indebtedness.

                 See Notes to Consolidated Financial Statements

                           MOORE CORPORATION LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS, UNLESS OTHERWISE INDICATED)

1.  SUMMARY OF ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     Moore Corporation Limited is a corporation continued under the Canada Business Corporation Act. The consolidated financial statements, which are prepared in accordance with Canadian generally accepted accounting principles
(GAAP), include the accounts of Moore Corporation Limited and its subsidiaries. Entities that are not controlled and over which the Corporation has significant influence are accounted for under the equity method. All other investments are accounted for on the cost basis. The Corporation does not have any transactions with unconsolidated special purpose entities or variable interest entities. All intercompany transactions have been eliminated. Comparative figures have been reclassified where appropriate to conform to the current presentation. Significant differences between Canadian and U.S. GAAP are discussed in Note 25.

  REVENUE RECOGNITION

     The Corporation typically recognizes revenue for the majority of its products upon shipment to the customer and the transfer of title. Under agreements with certain customers, custom forms may be stored by the Corporation for future delivery. In these situations, the Corporation receives a logistics and warehouse management fee for the services provided. In these cases, delivery and billing schedules are outlined with the customer and product revenue is recognized when manufacturing is complete, title transfers to the customer, the order is invoiced and there is reasonable assurance of collectability. Since the majority of products are customized, product returns are not significant, however, the Corporation accrues for the estimated amount of customer credits at the time of sale.

     Revenue from services is recognized as services are performed. Long-term product contract revenue is recognized based on the completed contract method or percentage of completion method. The percentage of completion method is used only for contracts that will take longer than three months to complete, and project stages are clearly defined and can be invoiced. The contract must also contain enforceable rights by both parties. Revenue related to short-term service contracts and contracts that do not meet the percentage of completion criteria is recognized when the contract is completed.

  TRANSLATION OF FOREIGN CURRENCIES

     The consolidated financial statements are expressed in United States dollars because a significant part of the Corporation's net assets and earnings are located or originate in the United States. Except for the foreign currency financial statements of subsidiaries in countries with highly inflationary economies, Canadian and other foreign currency financial statements are translated into United States dollars on the following bases: all assets and liabilities at the year-end exchange rates; income and expenses at average exchange rates during the year. Net unrealized exchange adjustments arising on translation of foreign currency financial statements are charged or credited directly to shareholders' equity and shown as cumulative translation adjustments.

     The foreign currency financial statements of subsidiaries in countries with highly inflationary economies are translated into United States dollars using the temporal method whereby monetary items are translated at current exchange rates, and non-monetary items are translated at historical exchange rates. In 2001, Venezuela was the only highly inflationary economy in which the Corporation operated. In 2002, Venezuela's economy was no longer considered highly inflationary, and the impact of this change in method of translation was not material to the consolidated financial statements.

     Exchange losses or gains are included in earnings. In 2001, a loss of $2,936 is included in investment and other income. Amounts included in investment and other income for 2002 and 2000 were not material. In 2002, the Corporation adopted the recommendations of the Canadian Institute of Chartered Accountants'

                           MOORE CORPORATION LIMITED

(CICA) amended Handbook Section 1650, Foreign Currency Translation. The impact of the adoption of the standard was not material.

  FINANCIAL INSTRUMENTS

     The Corporation enters into forward exchange contracts to hedge exposures resulting from foreign exchange fluctuations in the ordinary course of business. The contracts are normally for terms of less than one year and are used as hedges of foreign denominated revenue streams, costs and loans. The unrealized gains and losses on outstanding contracts are offset against the gains and losses of the hedged item. In 2002, the Corporation entered into interest rate swap agreements to hedge its exposure to fluctuations in interest rates on its Term Loan B Facility. The interest rate differential received or paid on these agreements is recognized as an adjustment to interest expense.

     Short-term securities are highly liquid and consist of investment grade instruments in governments, financial institutions and corporations.

     Unless disclosed otherwise in the notes to the consolidated financial statements, the estimated fair value of financial assets and liabilities approximates carrying value.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid investments with a purchased maturity of three months or less.

  INVENTORIES

     Inventories of raw materials and work-in-process are valued at the lower of cost or replacement cost and inventories of finished goods at the lower of cost or net realizable value. In the United States, the cost of the principal raw material inventories and the raw material content of work-in-process and finished goods inventories is determined on the last-in, first-out basis. The cost of all other inventories is determined on the first-in, first-out basis.

  PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

     Property, plant and equipment are stated at historical cost and are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives of buildings range from 20 to 50 years and from 3 to 17 years for machinery and equipment. All costs for repairs and maintenance are expensed as incurred. Gains or losses on the disposal of property, plant and equipment are included in investment and other income, and the cost and accumulated depreciation related to these assets are removed from the accounts.

     The Corporation reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. The Corporation then compares expected future undiscounted cash flows to be generated by the asset to its carrying value. If the carrying value exceeds the sum of the future undiscounted cash flows, the asset would be adjusted to its net recoverable amount and an impairment loss would be charged to operations in the period identified.

  GOODWILL AND OTHER INTANGIBLE ASSETS

     Goodwill represents the excess cost of an acquired entity over the fair value assigned to the identifiable net assets acquired. Goodwill from acquisitions that occurred prior to July 1, 2001 was amortized over its useful life on a straight-line basis, not to exceed 40 years. Goodwill from acquisitions subsequent to July 1, 2001 was not amortized. Effective January 1, 2002, all goodwill ceased to be amortized.

                           MOORE CORPORATION LIMITED

     Identifiable intangible assets are recognized apart from goodwill and are amortized over their estimated useful lives.

     Goodwill and identifiable intangible assets are reviewed annually for impairment, unless events or changes in circumstances indicate that the carrying value may not be recoverable. In the absence of comparable market valuations, the Corporation compares expected future discounted cash flows to be generated by the asset or related business to its carrying value. If the carrying value exceeds the sum of the future discounted cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified (see Note 7).

  AMORTIZATION OF DEFERRED CHARGES

     Deferred charges include certain costs to acquire and develop internal-use computer software, which is amortized over its estimated useful life using the straight-line method, up to a maximum of seven years.

     Deferred debt issue costs are amortized over the term of the related debt.

  PENSION AND POSTRETIREMENT PLANS

     The Corporation records annual amounts relating to its pension and postretirement plans based on calculations specified by GAAP, which include various actuarial assumptions, including discount rates, assumed rates of return, compensation increases, turnover rates and health care cost trend rates. The Corporation reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. The effect of modifications is generally recorded or amortized over future periods. The Corporation believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience, market conditions and input from its actuaries.

  INCOME TAXES

     The Corporation applies the liability method of tax allocation for accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in income tax rates on deferred income tax liabilities and assets is recognized in income in the period that the change occurs. No provision has been made for taxes on undistributed earnings of subsidiaries not currently available for paying dividends as such earnings have been reinvested in the business.

  STOCK-BASED COMPENSATION

     The Corporation has stock-based compensation plans as described in Note 12. The Corporation accounts for stock options using the intrinsic value method. No compensation expense was recognized in 2002, 2001 or 2000 as the options have an exercise price equal to the fair market value at dates of grant. See Notes 12 and 25 for the pro forma effect of accounting for stock options under the fair value method for both Canadian and U.S. GAAP, respectively.

     In October 2002, the Corporation awarded 385,000 restricted common shares under its 2001 Long-Term Incentive Plan. Compensation expense is measured based upon the fair value on the date of issue and is recognized as the shares vest (see Note 12).

                           MOORE CORPORATION LIMITED

  USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. Estimates are used when accounting for items and matters including but not limited to allowance for uncollectible accounts receivable, inventory obsolescence, amortization, asset valuations, employee benefits, taxes, restructuring and other provisions and contingencies.

2.  CHANGES IN ACCOUNTING POLICIES

  CICA SECTION 3062 GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Corporation adopted the recommendations of the CICA Handbook Section 3062, Goodwill and Other Intangible Assets (see Note
7).

     The transitional impairment testing required by this standard had no impact on the Corporation's consolidated financial position and result of operations since the carrying amounts of goodwill and other intangible assets did not exceed their fair values.

  CICA SECTION 1581 BUSINESS COMBINATIONS

     In 2002, the Corporation adopted the recommendations of the CICA Handbook
Section 1581, Business Combinations. The standard requires that all business combinations be accounted for using the purchase method of accounting. This standard had no material impact on its consolidated financial condition or results of operations.

  CICA SECTION 1650 FOREIGN CURRENCY TRANSLATION

     Effective January 1, 2002, the Corporation adopted the recommendations of the CICA to amended Handbook Section 1650, Foreign Currency Translation. The amendment eliminates the deferral and amortization of unrealized translation gains and losses on non-current monetary assets and liabilities and requires that exchange gain or loss arising on translation of a foreign currency denominated non-monetary item carried at market be included in income in the current reporting period. The adoption of this standard did not have a material impact on the Corporation's consolidated financial position or results of operations.

  CICA SECTION 3870 STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS

     Effective January 1, 2002, the Corporation adopted the recommendations of the CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments. The recommendations establish standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. It applies to transactions, including non-reciprocal transactions, in which an enterprise grants shares of common stock, stock options, or other equity instruments, or incurs liabilities based on the price of common stock or other equity instruments. The standard encourages, but does not require, fair value measurement and recognition of equity instruments awarded to employees and cost of services received as consideration. A pro forma disclosure of net income and earnings per share using the fair value based method of accounting has been presented for the required period.

  CICA SECTION 3500 EARNINGS PER SHARE

     Effective January 1, 2001, the Corporation adopted the recommendations of the CICA Handbook Section 3500, Earnings Per Share. The standard requires the disclosure of the calculation of basic and diluted

                           MOORE CORPORATION LIMITED
earnings per share and the use of the treasury stock method for calculating the dilutive impact of stock options. The impact on prior reported amounts was not material.

  CICA SECTION 3461 EMPLOYEE FUTURE BENEFITS

     Effective January 1, 2000, the Corporation adopted the recommendations of the CICA Handbook Section 3461, Employee Future Benefits. Under past Canadian standards, the Corporation recognized the cost of postretirement benefits other than pensions as an expense when paid. This standard requires that the expected costs of the employees' postretirement benefits be expensed during the years that the employees render services to the Corporation. In addition, the new standard changes the accounting for recognition of involuntary termination benefits.

     The standard was applied retroactively without restatement of prior year financial statements. The cumulative effect of this change, as of January 1, 2000, resulted in a $33,295 increase to opening retained earnings.

  CICA SECTION 3465 ACCOUNTING FOR INCOME TAXES

     Effective January 1, 2000, the Corporation adopted the recommendations of the CICA Handbook Section 3465, Accounting for Income Taxes. This represented a change from the deferral method of tax allocation to the liability method of tax allocation.

     The new standard was applied retroactively without restatement of prior year financial statements. The cumulative effect of the change as of January 1, 2000 resulted in a $2,443 increase to opening retained earnings.

3.  ACQUISITIONS AND PENDING ACQUISITIONS

     On December 31, 2001, and January 31, 2002, the Corporation acquired certain assets relating to the Document Management Services business of IBM Canada Limited and The Nielsen Company, a commercial printer, for total consideration of $14,592 and $57,202, respectively, net of cash acquired. The allocation of the purchase prices to the assets acquired and liabilities assumed based on fair values at the dates of acquisition were as follows:

Working capital, other than cash............................   $ 10,933
Property, plant and equipment...............................      9,475
Other liabilities...........................................    (15,020)
Goodwill and other intangibles..............................     66,406
                                                               --------
Purchase price, net of cash received........................   $ 71,794
                                                               ========

     In May 2002, the Corporation purchased the remaining minority interest in its consolidated subsidiary, Quality Color Press, Inc., for total consideration of $6,680. The cost of this acquisition exceeded the fair value of the net assets acquired by $5,437 allocated to goodwill and other intangible assets. Management has reclassified this business from the Commercial segment to the Forms and Labels segment in order to reflect the business synergies and integration plans. During August 2002, the Corporation purchased the remaining minority interest of its consolidated subsidiaries located in Central America for consideration of $2,750 ($2,000 in cash and $750 payable within the next twelve months). The carrying value of the minority interests approximated the purchase price.

     Pro forma disclosures for the aforementioned acquisitions have been excluded because they are not material to the Corporation's consolidated financial position or results of operations.

                           MOORE CORPORATION LIMITED

     On January 16, 2003, the Corporation signed a definitive merger agreement with Wallace, a leading provider of printed products and print management services, to acquire all of the outstanding shares of Wallace in exchange for average consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace. The purchase price is approximately $1.3 billion based on approximately 42 million Wallace shares outstanding, which includes the assumption of approximately $210 million in debt, but does not include any direct transaction costs. The estimated purchase price was derived using the closing trading price of the Corporation's common shares on the New York Stock Exchange ("NYSE") at January 16, 2003, which approximates the average closing price of Moore shares two trading days before and after January 17, 2003, the announcement date. Completion of the Wallace merger is subject to customary closing conditions that include, among others, receipt of required approval from Wallace shareholders, required regulatory approvals and closing of the required financing. The transaction, while expected to close in the first half of 2003, may not be completed if any of the closing conditions are not satisfied. Under certain terms specified in the merger agreement, the Corporation or Wallace may terminate the agreement, and as a result, either party may be required to pay a termination fee of up to $27.5 million to the other party. Upon consummation, the transaction will be recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of the acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed will be recorded as goodwill. Unless otherwise indicated, the consolidated financial statements and related notes pertain to the Corporation as a stand-alone entity and do not reflect the impact of the pending business combination transaction with Wallace.

4.  INVENTORIES

                                                                2002       2001
                                                              --------   --------
Raw materials...............................................  $ 31,883   $ 39,452
Work-in-process.............................................    10,303     10,048
Finished goods..............................................    84,190     75,149
Other.......................................................     3,513      3,772
                                                              --------   --------
                                                              $129,889   $128,421
                                                              ========   ========

     The current cost of these inventories exceeds the last-in, first-out cost by approximately $16,239 at December 31, 2002 (2001 -- $17,152).

5.  PROPERTY, PLANT AND EQUIPMENT

                                                                2002        2001
                                                              --------   ----------
Land........................................................  $  9,952   $    9,973
Building....................................................   155,454      162,660
Machinery and equipment.....................................   800,448      857,452
                                                              --------   ----------
                                                               965,854    1,030,085
Less: Accumulated depreciation..............................   710,132      722,445
                                                              --------   ----------
                                                              $255,722   $  307,640
                                                              ========   ==========

     Depreciation expense for the year was $64,832 (2001 -- $108,436; 2000 -- $84,355).

     In 2001 and 2000, the Corporation wrote off assets that were permanently impaired amounting to $28,549 and $1,904, respectively, which were included in depreciation and amortization (see Note 16).

                           MOORE CORPORATION LIMITED

6.  INVESTMENTS

                                                               2002      2001
                                                              -------   -------
Equity basis................................................  $    --   $ 1,201
Cost basis..................................................    1,700     4,200
Long-term bonds.............................................   30,556    26,803
                                                              -------   -------
                                                              $32,256   $32,204
                                                              =======   =======

     In the fourth quarter of 2002, the Corporation recorded a $2,500 impairment charge against its cost basis investment for a permanent decline in market value.

     The fair market value of the long-term bonds at December 31, 2002, is approximately $28,200 (2001 -- $27,200).

7.  GOODWILL AND OTHER INTANGIBLES

     On January 1, 2002, the Corporation adopted the recommendations of CICA Handbook Section 3062, Goodwill and Other Intangible Assets. Under this standard goodwill from acquisitions, subsequent to July 1, 2001 is not amortized but is subject to an annual impairment test. Effective January 1, 2002, all goodwill ceased to be amortized and is subject to an annual impairment test. Previously, goodwill from acquisitions prior to July 1, 2001 was amortized on a straight-line basis over its useful life, not to exceed 40 years, or was written down when a permanent impairment in value occurred.

     This standard requires reclassification of identifiable intangibles separately from previously reported goodwill. This standard also requires goodwill and identifiable intangible assets to be reviewed annually for impairment, unless events or changes in circumstances indicate their carrying values may not be recoverable.

     The changes in the carrying value of goodwill by operating segment for the year ended December 31, 2002, are as follows:

                                             BALANCE AT                           BALANCE AT
                                             JANUARY 1,               FOREIGN    DECEMBER 31,
GOODWILL                                        2002      ADDITIONS   EXCHANGE       2002
--------                                     ----------   ---------   --------   ------------
Forms and Labels...........................   $41,857      $ 3,773     $ (80)      $ 45,550
Outsourcing................................        --       11,866       (20)        11,846
Commercial.................................        --       48,858        --         48,858
                                              -------      -------     -----       --------
                                              $41,857      $64,497     $(100)      $106,254
                                              =======      =======     =====       ========

     The changes in other intangibles for the year ended December 31, 2002, are as follows:

                              BALANCE AT                               BALANCE AT
                              JANUARY 1,               ACCUMULATED    DECEMBER 31,   AMORTIZABLE
OTHER INTANGIBLES                2002      ADDITIONS   AMORTIZATION       2002          LIFE
-----------------             ----------   ---------   ------------   ------------   -----------
Trademarks, license and
  agreements................     $437       $2,953       $  (463)        $2,927      4-10 Years
Customer intangibles........       --        2,729          (886)         1,843         3 Years
Indefinite-lived
  trademarks................       --        1,664            --          1,664      Indefinite
                                 ----       ------       -------         ------
                                 $437       $7,346       $(1,349)        $6,434
                                 ====       ======       =======         ======

                           MOORE CORPORATION LIMITED

     The total intangible asset amortization expense for the year ended December 31, 2002, was $1,349, included in the depreciation and amortization expense. Amortization expense for the next five years is estimated to be:

2003........................................................  $1,303
2004........................................................  $1,303
2005........................................................  $  692
2006........................................................  $  240
2007........................................................  $  228

     The table below provides a reconciliation of the reported net loss for 2001 and 2000, to the pro forma net loss, which excludes previously recorded goodwill amortization, on goodwill outstanding at December 31, 2001 and 2000:

                                           2001                          2000
                               ----------------------------   ---------------------------
                                            LOSS PER SHARE                LOSS PER SHARE
                                           ----------------              ----------------
                                 LOSS      BASIC    DILUTED     LOSS     BASIC    DILUTED
                               ---------   ------   -------   --------   ------   -------
Net loss available to common
  shareholders (as
  reported)..................  $(373,383)  $(4.21)  $(4.21)   $(66,372)  $(0.75)  $(0.75)
Add back: Goodwill
  amortization -- net of
  tax........................      2,265     0.03     0.03       6,628     0.07     0.07
                               ---------   ------   ------    --------   ------   ------
Pro forma net loss...........  $(371,118)  $(4.18)  $(4.18)   $(59,744)  $(0.68)  $(0.68)
                               =========   ======   ======    ========   ======   ======

     In 2001 and 2000, the Corporation recorded charges of $76,808 and $20,965, respectively, included in depreciation and amortization, for permanent impairment of goodwill related to dispositions and assets held for disposition (see Note 16). The impairment resulted from a significant sales decline, customer turnover and the decision to hold certain assets for sale.

8.  OTHER ASSETS

                                                                2002       2001
                                                              --------   --------
Computer software -- net of accumulated amortization........  $ 89,208   $ 89,763
Deposit and other receivables...............................     3,218      2,361
Deferred debt issue costs...................................     7,955         --
Purchase of assets..........................................        --     14,565
Other.......................................................     3,123      8,217
                                                              --------   --------
                                                              $103,504   $114,906
                                                              ========   ========

     Amortization expense related to computer software for 2002, 2001, and 2000 was $20,553, $22,936, and $26,846, respectively.

     In 2001 and 2000, the Corporation recorded a charge of $26,036 and $13,752, respectively, included in depreciation and amortization, for the write-off of certain computer software costs, primarily related to a component of its ERP system, which would not be deployed.

                           MOORE CORPORATION LIMITED

9.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                2002       2001
                                                              --------   --------
Trade accounts payable......................................  $117,770   $ 89,840
Deferred revenue............................................    26,718     22,652
Other payables..............................................    40,986     36,711
                                                              --------   --------
                                                               185,474    149,203
Payroll costs...............................................    85,439     63,896
Employee benefit costs......................................    27,787     19,037
Restructuring reserve (Note 17).............................    81,440    126,673
Other.......................................................   106,367    127,817
                                                              --------   --------
                                                              $486,507   $486,626
                                                              ========   ========

10.  DEBT

                                                                2002       2001
                                                              --------   --------
Senior guaranteed notes:
  Series A, 7.84%, maturing March 25, 2006..................  $     --   $ 42,750
  Series B, 8.05%, maturing March 25, 2009..................        --     57,250
Term Loan B Facility, maturing 2004 and 2006................   179,500         --
Revolving term credit facility..............................        --     15,000
Other debt, including capitalized leases....................    10,098     14,096
                                                              --------   --------
Total.......................................................   189,598    129,096
Less current portion........................................     2,135     18,034
                                                              --------   --------
Long-term debt..............................................  $187,463   $111,062
                                                              ========   ========

     In August 2002, the Corporation entered into a $400.0 million secured credit facility. The facility is comprised of a five-year $125.0 million Revolving Credit Facility, a five-year $75.0 million Delayed Draw Term Loan A Facility, and a six-year $200.0 million Term Loan B Facility, all of which are subject to a number of financial and restrictive covenants that, among other things, limit additional indebtedness and the ability of the Corporation to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations, or dispose of assets. The financial covenants calculated on a quarterly basis include, but are not limited to, tests of leverage and fixed charges coverage. The Delayed Draw Term Loan A Facility is to be used for acquisitions and related initial working capital requirements. The facility must be drawn within 18 months of the closing in a maximum of two drawings. Proceeds from the Term Loan B Facility were used in part to refinance the existing $168.0 million revolving credit facility that expired on August 5, 2002, and to fund working capital requirements as necessary. The Term Loan B Facility bears interest at LIBOR (London Interbank Offer Rate) plus a 300 basis point spread. Three-month LIBOR at December 31, 2002, was 1.38%.

     For the years ended December 31, 2002 and 2001, the Corporation was in compliance with all debt covenants.

     During 2002, the Corporation entered into interest rate swap agreements to hedge exposure to fluctuations in interest rates on the Term Loan B Facility. These swap agreements exchange the variable interest rates (LIBOR) on this facility for fixed interest rates over the terms of the agreements. The resulting fixed interest rates will be the contracted swap rate plus the LIBOR basis spread on the Term Loan B Facility.

                           MOORE CORPORATION LIMITED

At December 31, 2002, the notional amount of the swap agreements was $150.0 million comprised as follows: a $100.0 million, 3.78% fixed rate agreement that expires in August 2006; and a $50.0 million, 2.56% fixed rate agreement that expires in September 2004. The interest rate differential received or paid on these agreements is recognized as an adjustment to interest expense. At December 31, 2002, the fair value of these swap agreements was a $5,089 liability.

     On December 27, 2001, the Corporation redeemed $100.0 million of its senior guaranteed notes. On September 4, 2002, the Corporation redeemed the remaining $100.0 million of these senior guaranteed notes and incurred a net prepayment charge of $16,746.

     On December 28, 2001, the $70.5 million subordinated convertible debentures held by Chancery Lane/GSC Investors L.P. (the "Partnership") were converted into 21,692,311 common shares. The Corporation issued 1,650,000 additional common shares ("additional shares") as an inducement to the Partnership's Class A limited partners to convert prior to December 22, 2005, the date the Corporation could have redeemed the debentures. The right to receive the additional shares was assigned by the Partnership to its Class A limited partners. Under the terms of the partnership agreement, the Class A limited partners were entitled to all the interest paid on the subordinated convertible debentures. As part of the inducement agreement, the Corporation has agreed that if at December 31, 2003, the 20 day weighted average trading price of the common shares on the NYSE is less than $10.83, the Corporation must make a payment equal to the lesser of $9.0 million or the value of 6,000,000 of its common shares at such date. The $9.0 million payment may be reduced under certain circumstances. At the option of the Corporation, these payments may be made in common shares, subject to regulatory approval. To the extent that shares or cash is paid, it will be recorded as a charge to retained earnings. At December 31, 2002, the Corporation's 20-day weighted average trading price was less than the $10.83 measurement price. The Corporation has no indication that the 20-day weighted average share price will continue to trade below the measurement price. Certain officers of the Corporation, including the Chairman and the Chief Executive Officer, and the former Chairman, President and Chief Executive Officer, were investors in the Partnership.

     For financial reporting purposes, the subordinated convertible debentures had a liability component and an equity component. The liability component was classified as long-term debt, representing the present value of interest and principal payments discounted at a rate of interest applicable to a debt only instrument of comparable term and risk. The equity component at December 28, 2001, was $8,343 representing the value of the conversion option, calculated as the difference between the proceeds and liability component.

     Upon conversion, the Corporation allocated the consideration given to extinguish subordinated convertible debentures to the liability and equity components based on fair values on the date of conversion, which approximated their carrying values. As such, no gain or loss was recorded. The inducement payment of the additional shares issued was allocated to the equity component and, accordingly, charged to retained earnings. Professional fees of $1,600 incurred for the conversion were also charged to retained earnings.

     Deferred issue costs of $10,396 in 2001 relating to the subordinated convertible debentures were charged to earnings upon extinguishment.

     Other long-term debt, including capital leases, bears interest rates ranging from 3.4% to 14.2% and matures on various dates through 2012. Loans (excluding leases) amounting to $329 (2001 -- $4,000) are payable in currencies other than United States dollars.

     The net book value of assets subject to liens in 2002 is $26,563
(2001 -- $27,485). The liens are primarily mortgages against property, plant and equipment and other current assets.

     Payments required on long-term debt (excluding capital lease obligations) are as follows: 2003 -- $219; 2004 -- $110; no repayments required for 2005 and 2006; 2007-- $84,500; and thereafter -- $95,000.

                           MOORE CORPORATION LIMITED

     The Corporation also maintains uncommitted bank operating lines in the majority of the domestic markets in which it operates. These lines of credit are maintained to cover temporary cash shortfalls. Maximum allowable borrowings under these uncommitted facilities amounted to $40,221 at December 31, 2002 ($1,397 outstanding), and may be terminated at any time at the Corporation's option. Total availability under these facilities at December 31, 2002, was $38,824.

11.  OTHER LIABILITIES

                                                               2002      2001
                                                              -------   -------
Unfunded pension obligations................................  $28,170   $27,728
Long-term supply agreement..................................   10,820    16,934
Other.......................................................    4,786     6,601
                                                              -------   -------
                                                              $43,776   $51,263
                                                              =======   =======

     During 2000, the Corporation entered into a supply agreement to sell certain paper production assets and simultaneously entered into a long-term supply agreement with the purchaser of the assets. Proceeds received were allocated to the asset sale and supply agreement based on an independent appraisal. Since the Corporation anticipates making purchases ratably over the term of the supply agreement, the proceeds related to the agreement have been deferred and are being amortized on a straight-line basis over the term of the agreement as a reduction in cost of goods sold. The price terms of the supply agreement were no more favorable than those available from other parties.

     Included in accounts payable and accrued liabilities at December 31, 2002, is $6,138 (2001 -- $6,918) representing the current portion of the supply agreement.

12.  SHARE CAPITAL

     The Corporation's articles of continuance provide that its authorized share capital be divided into an unlimited number of common shares and an unlimited number of preference shares, issuable in one or more series. On February 7, 2002, the Corporation announced a program to repurchase up to $50.0 million of its shares. The program calls for shares to be purchased on the NYSE from time to time depending upon market conditions, market price of the common shares and the assessment of the cash flow needs by the Corporation's management.

CHANGES IN THE ISSUED COMMON SHARE CAPITAL                    SHARES ISSUED    AMOUNT
------------------------------------------                    -------------   --------
Balance, December 31, 1999 and 2000.........................    88,456,940    $310,881
Conversion of subordinated convertible debentures...........    21,692,311      71,506
Inducement for convertible debentures.......................     1,650,000      15,345
Exercise of stock options...................................         4,400          29
                                                               -----------    --------
Balance, December 31, 2001..................................   111,803,651     397,761
Exercise of stock options and other.........................       723,397       6,195
Restricted shares issued....................................       385,000       3,665
Repurchase of common shares.................................    (1,069,700)     (3,821)
                                                               -----------    --------
Balance, December 31, 2002..................................   111,842,348    $403,800
                                                               ===========    ========

     The Corporation has a long-term incentive program under which stock options and restricted stock awards may be granted to certain key employees. At December 31, 2002, there were 583,000 common shares available for grants
(2001 -- 877,500; 2000 -- 171,700). Stock options have an exercise price equal to the fair

                           MOORE CORPORATION LIMITED
market value at date of grant. Options granted generally vest at 20% or 25% per year from the date of grant. Upon retirement, all options become vested. Options granted prior to 1999 are eligible for exercise for five years after the date of retirement. Options granted after 1998 are eligible for exercise for one year after the date of retirement. The options expire not more than 10 years from the date granted.

     On October 17, 2002, the Board of Directors of the Corporation approved the award of 385,000 restricted shares under the Corporation's 2001 Long-Term Incentive Plan. The effective grant date of the restricted shares was October 17, 2002. The restricted shares are subject to repurchase by the Corporation at no cost in the event employment is terminated other than as a result of death, retirement or disability. These repurchase rights expire with respect to 25% of the initial restricted share grant each year beginning on the first anniversary of the restricted share award. Upon issuance of the restricted shares, unearned compensation expense equal to the market value was charged to share capital. The unearned compensation of the restricted shares is disclosed as a separate component of shareholders' equity that will be recognized as compensation expense over the vesting period. Compensation expense for 2002 was $1,093.

     On December 11, 2000, the Board of Directors approved the creation of Series 1 Preference Shares, which are non-voting and entitle the holder to a non-cumulative preferential annual dividend of CDN $0.001 and to receive any dividend paid on a common share. In the event of liquidation, dissolution or winding-up of the Corporation, a holder of a Series 1 Preference Share is entitled to receive a preferential amount of CDN $0.001, together with all dividends declared and unpaid thereon. Thereafter, the Series 1 Preference Shares and common shares rank equally with each other on a share-for-share basis. Stock options to acquire 1,580,000 Series 1 Preference Shares were issued on December 11, 2000, and vest at 25% per annum. In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares to eliminate the cash-out provision and to make them exercisable for one common share per each Series 1 Preference Share option. The exercise price and the number of Series 1 Preference Share options remained unchanged.

                           MOORE CORPORATION LIMITED

     A summary of the Corporation's stock option activity for the three years ended December 31, 2002, is presented below:

                                                        YEARS ENDED DECEMBER 31,
                                  --------------------------------------------------------------------
                                          2002                    2001                    2000
(EXPRESSED IN CANADIAN CURRENCY)  ---------------------   ---------------------   --------------------
                                               WEIGHTED                WEIGHTED               WEIGHTED
                                               AVERAGE                 AVERAGE                AVERAGE
                                               EXERCISE                EXERCISE               EXERCISE
                                    SHARES      PRICE       SHARES      PRICE      SHARES      PRICE
                                  ----------   --------   ----------   --------   ---------   --------
COMMON SHARES
Options outstanding at beginning
  of year.....................     6,362,169    $15.63     6,509,686    $16.46    6,352,486    $18.73
Options granted...............       860,000     15.10     1,790,833     13.43    1,068,000      4.10
Options exercised.............      (714,069)    13.24        (4,400)     7.54           --        --
Options forfeited and expired...  (2,109,182)    12.47    (1,933,950)    16.40     (910,800)    17.81
                                  ----------    ------    ----------    ------    ---------    ------
Options outstanding at
  year-end....................     4,398,918    $17.43     6,362,169    $15.63    6,509,686    $16.46
                                  ----------    ------    ----------    ------    ---------    ------
Options exercisable at
  year-end....................     2,778,912    $20.26     2,832,715    $18.86    3,383,646    $19.84
                                  ----------    ------    ----------    ------    ---------    ------
SERIES 1 PREFERENCE SHARES
Options outstanding at beginning
  of year.....................     1,580,000    $ 3.65     1,580,000    $ 3.65           --    $   --
Options granted...............            --        --            --        --    1,580,000      3.65
Options forfeited.............      (200,000)     3.65            --        --           --        --
                                  ----------    ------    ----------    ------    ---------    ------
Options outstanding at
  year-end....................     1,380,000    $ 3.65     1,580,000    $ 3.65    1,580,000    $ 3.65
                                  ----------    ------    ----------    ------    ---------    ------
Options exercisable at
  year-end....................     1,290,000    $ 3.65       395,000    $ 3.65           --        --
                                  ----------    ------    ----------    ------    ---------    ------

     The following tables summarize information about stock options outstanding at December 31, 2002 (in Canadian currency):

                                        OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                                   -----------------------------   ------------------------------------------------
                                                      WEIGHTED
                                       NUMBER         AVERAGE                           NUMBER
                                   OUTSTANDING AT    REMAINING        WEIGHTED      EXERCISABLE AT      WEIGHTED
            RANGE OF                DECEMBER 31,    CONTRACTUAL       AVERAGE        DECEMBER 31,       AVERAGE
        EXERCISE PRICES                 2002        LIFE (YEARS)   EXERCISE PRICE        2002        EXERCISE PRICE
        ---------------            --------------   ------------   --------------   --------------   --------------
         COMMON SHARES
           $ 3 to  8                   556,383          7.9            $ 4.40           258,608          $ 4.33
           $ 9 to 15                 1,766,975          8.9             14.01           444,744           12.90
           $16 to 23                   851,900          5.5             19.32           851,900           19.32
           $24 to 30                 1,223,660          3.2             26.96         1,223,660           26.96
                                     ---------          ---            ------         ---------          ------
                                     4,398,918          6.5            $17.43         2,778,912          $20.26
                                     ---------          ---            ------         ---------          ------
   Series 1 Preference Shares
                                     ---------          ---            ------         ---------          ------
    $3.65                            1,380,000          8.0            $ 3.65         1,290,000          $ 3.65
                                     ---------          ---            ------         ---------          ------

                           MOORE CORPORATION LIMITED

     The weighted average fair value per option granted in 2002 was $4.70. The estimated fair values were calculated using the Black-Scholes option pricing model and the following assumptions.

                                                              2002
                                                              ----
Risk-free interest rates....................................  3.2%
Expected lives (in years)...................................    5
Dividend yield..............................................   --
Volatility..................................................   49%

     The Corporation's 2002 net income and earnings per share on a pro forma basis using the fair value method are as follows:

Net income, as reported.....................................  $73,258
Fair value compensation expense, net of taxes...............      200
                                                              -------
Pro forma net income........................................  $73,058
                                                              =======
Pro forma earnings per share:
  Basic.....................................................  $  0.66
  Diluted...................................................  $  0.64

     In accordance with the transition rules of CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments, the pro forma results include the effect of options granted during 2002. This standard does not require previous year pro forma presentation.

     During 2002, the Corporation issued 219,069 (2001 -- 14,636) share units as stock-based compensation for members of the Board of Directors. Share units are exercisable for either cash or common shares at the discretion of the holder. At December 31, 2002, 233,705 share units were outstanding and exercisable. For the years ended December 31, 2002 and 2001, the Corporation recorded compensation expense of $1,994 and $139 related to the issuance of these share units, respectively.

13.  CUMULATIVE TRANSLATION ADJUSTMENTS

                                                      2002        2001        2000
                                                    ---------   ---------   ---------
Balance at beginning of year......................  $(128,177)  $(126,360)  $(118,256)
Currency translation..............................     (5,156)     (2,461)     (8,104)
Amounts recognized on dispositions................         --         644          --
                                                    ---------   ---------   ---------
Balance at end of year............................  $(133,333)  $(128,177)  $(126,360)
                                                    =========   =========   =========

14.  RETIREMENT PROGRAMS

  DEFINED BENEFIT PENSION PLANS

     During 2000, the Corporation amended its United States pension plan to cease all benefit accruals effective December 31, 2000, and announced the Corporation's intention to terminate and wind-up the plan. The 2000 net pension expense includes a curtailment gain of $6,630 for this amendment. In March 2001, the Corporation partially settled this plan by purchasing approximately $600.0 million in annuities. This settlement reduced the projected benefit obligation and fair value of plan assets by $608,323 and $611,057, respectively, and resulted in a settlement loss of $109,115. Pension expense for 2002 and 2001 on the unsettled portion of the plan was calculated using a discount rate and rate of return on plan assets, which were based upon estimated market rates to settle the remaining portion of the plan. The Corporation anticipates settling the remainder of the plan upon receiving anticipated regulatory approval and expects to incur an additional

                           MOORE CORPORATION LIMITED
settlement loss. Since the Corporation has no control over the timing of the regulatory approval, the amount of settlement loss cannot be determined.

     During 2001, the Corporation purchased annuities to settle substantially all of the obligation under the United Kingdom pension plan. This settlement reduced the projected benefit obligation and fair value of plan assets by $99,144.

     In some subsidiaries, where either state or funded retirement plans exist, there are certain small supplementary unfunded plans. Pensionable service prior to establishing funded contributory retirement plans in other subsidiaries, covered by former discretionary non-contributory retirement plans, was assumed as a prior service obligation. In addition, the Corporation has supplemental retirement programs for certain senior executives. These unfunded pension obligations are included in other liabilities and include the unfunded portion of this prior service obligation and the supplementary unfunded plans.

     All of the retirement plans are non-contributory. Retirement benefits are generally based on years of service and employees' compensation during the last years of employment. At December 31, 2002, none of the United States or International plans' assets and about 62% of the Canadian plan's assets were held in equity securities with the remaining portion of the assets being mainly fixed income securities.

     The components of net pension expense are as follows:

                               UNITED STATES                      CANADA                     INTERNATIONAL
                       ------------------------------   ---------------------------   ----------------------------
                         2002       2001       2000      2002      2001      2000      2002      2001       2000
                       --------   --------   --------   -------   -------   -------   -------   -------   --------
PENSION EXPENSE
Service cost.........  $     28   $     20   $ 13,287   $ 2,871   $ 3,169   $ 3,076   $    --   $    76   $    133
Interest cost........    14,962     23,107     52,658     5,232     5,523     5,761       358     4,382      9,277
Expected return on
  assets.............   (22,020)   (37,863)   (82,523)   (7,188)   (7,497)   (7,691)   (1,204)   (5,931)   (10,780)
Settlement loss......        --    109,115         --        --        --        --        --        --         --
Curtailment gain.....        --      2,154     (6,630)       --        --        --        --        --         --
Amortization of net
  loss (gain)........     2,560         --       (128)      429       172        --       335      (209)      (208)
Amortization of prior
  service cost.......        --         --        832        --        --        --        --        --         --
                       --------   --------   --------   -------   -------   -------   -------   -------   --------
Net pension expense
  (credit)...........  $ (4,470)  $ 96,533   $(22,504)  $ 1,344   $ 1,367   $ 1,146   $  (511)  $(1,682)  $ (1,578)
                       --------   --------   --------   -------   -------   -------   -------   -------   --------

                           MOORE CORPORATION LIMITED

     The following provides a reconciliation of the benefit obligation, plan assets and the funded status of the pension plans as of December 31, 2002 and 2001:

                                     UNITED STATES            CANADA           INTERNATIONAL
                                  --------------------   -----------------   ------------------
                                    2002       2001       2002      2001      2002       2001
                                  --------   ---------   -------   -------   -------   --------
FUNDED STATUS
Projected benefit obligation,
  beginning of year.............  $227,730   $ 657,678   $82,347   $82,202   $ 6,576   $100,406
Service cost....................        28          20     2,871     3,169        --         76
Interest cost...................    14,962      23,107     5,232     5,523       358      4,382
Actuarial loss (gain)...........    15,668     181,673    (2,764)      699        86       (511)
Effect of settlement............        --    (608,323)       --        --        --    (99,144)
Foreign currency adjustments....        --          --       677    (3,030)      710      1,367
Benefits paid...................   (11,126)    (26,425)   (5,252)   (6,216)      (84)        --
                                  --------   ---------   -------   -------   -------   --------
Projected benefit obligation,
  end of year...................  $247,262   $ 227,730   $83,111   $82,347   $ 7,646   $  6,576
                                  --------   ---------   -------   -------   -------   --------
Fair value of plan assets,
  beginning of year.............  $401,882   $ 935,729   $85,283   $96,690   $22,048   $118,932
Actual return on assets.........    (8,144)    103,635    (2,363)   (1,959)      962        503
Foreign currency adjustments....        --          --       750    (3,232)    2,377      1,757
Effect of settlement............        --    (611,057)       --        --        --    (99,144)
Benefits paid...................   (11,126)    (26,425)   (5,252)   (6,216)      (84)        --
                                  --------   ---------   -------   -------   -------   --------
Fair value of plan assets, end
  of year.......................  $382,612   $ 401,882   $78,418   $85,283   $25,303   $ 22,048
                                  --------   ---------   -------   -------   -------   --------
Excess (shortfall) of plan
  assets over projected benefit
  obligation....................  $135,350   $ 174,152   $(4,693)  $ 2,936   $17,657   $ 15,472
Unrecognized net loss...........    50,756       7,486    19,056    12,634     3,394      3,072
                                  --------   ---------   -------   -------   -------   --------
Prepaid pension cost............  $186,106   $ 181,638   $14,363   $15,570   $21,051   $ 18,544
                                  --------   ---------   -------   -------   -------   --------
Assumptions:
  Discount rates................       6.0%        6.8%      6.5%      7.0%      5.0%       5.0%
  Expected return on plan
     assets.....................       6.0%        6.8%      8.0%      8.0%      5.0%       8.3%
  Rate of compensation
     increase...................        --          --       4.0%      4.0%       --        5.0%

  DEFINED CONTRIBUTION SAVINGS PLANS

     Savings plans are maintained in Canada, the United States and the United Kingdom. Only the savings plan in the United Kingdom requires Corporation contributions for all employees who are eligible to participate in the retirement plans. These annual contributions consist of a retirement savings benefit contributions ranging from 1% to 3% of annual eligible compensation depending upon age. For all savings plans, if an employee contribution is made, a portion of such contribution may be eligible for a contribution match by the Corporation. For 2002, the defined contribution savings plan expense was $8,745 (2001 -- $6,913; 2000 -- $4,667).

                           MOORE CORPORATION LIMITED

15.  POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     The Corporation provides postretirement health care and life insurance benefits to certain grandfathered United States employees and to all eligible Canadian employees.

     The components of net postretirement benefit cost are as follows:

                                                           2002      2001      2000
                                                          -------   -------   -------
POSTRETIREMENT BENEFIT COST
Service cost............................................  $ 2,087   $ 1,638   $ 1,450
Interest cost...........................................   17,373    13,939    13,430
Amortization of net loss................................    1,846        51        --
Amortization of prior service credit....................   (6,282)   (6,282)   (6,282)
                                                          -------   -------   -------
Net postretirement benefit cost.........................  $15,024   $ 9,346   $ 8,598
                                                          =======   =======   =======

     The following provides a reconciliation of the benefit obligation and the accrued postretirement benefit cost at December 31, 2002 and 2001:

                                                                2002       2001
                                                              --------   --------
ACCRUED POSTRETIREMENT BENEFIT COST
Projected postretirement benefit obligation, beginning of
  year......................................................  $247,464   $181,085
Service cost................................................     2,087      1,638
Interest cost...............................................    17,373     13,939
Actuarial loss..............................................     3,169     64,485
Foreign currency adjustment.................................       127       (468)
Benefits paid...............................................   (12,982)   (13,215)
                                                              --------   --------
Projected postretirement benefit obligation, end of year....  $257,238   $247,464
Contributions paid in December..............................    (1,012)      (587)
Unrecognized net (loss).....................................   (49,913)   (48,526)
Unrecognized prior service credit...........................    35,031     41,313
                                                              --------   --------
Accrued postretirement benefit cost.........................  $241,344   $239,664
                                                              --------   --------

ASSUMPTIONS
Weighted average discount rate..............................       6.7%       7.2%
Weighted average health care cost trend rate:
  Before age 65.............................................      11.4%      11.8%
  After age 65..............................................      13.3%      13.7%
  The healthcare cost trend rate will gradually decline to
     the ultimate trend rate then remain level thereafter
Weighted average ultimate health care cost trend rate.......       6.0%       6.0%
Year in which ultimate health care cost trend rate will be
  achieved
  Canada....................................................      2008       2008
  United States:
     Before age 65..........................................      2011       2011
     After age 65...........................................      2013       2013

                           MOORE CORPORATION LIMITED

                                                                2002       2001
                                                              --------   --------
The following is the effect of a 1% increase in the assumed
health care cost trend rates for each future year on:
  Accumulated postretirement benefit obligation.............  $ 12,099   $ 13,905
  Aggregate of the service and interest cost components of
     net postretirement benefit cost........................       910      1,182

The following is the effect of a 1% decrease in the assumed
health care cost trend rates for each future year on:
  Accumulated postretirement benefit obligation.............  $ 10,850   $ 12,244
  Aggregate of the service and interest cost components of
     net postretirement benefit cost........................       842      1,055

16.  DISPOSITIONS AND ASSETS HELD FOR DISPOSITION

COMPANY                               NATURE OF BUSINESS                 DISPOSITION DATE
-------                               ------------------                 ----------------
DISPOSITIONS
Colleagues Group plc   Provider of direct marketing services in the       March 2001
                       United Kingdom

Phoenix Group, Inc.    Provider of telemarketing customer relationship    October 2001
                       management in the United States

     In 2001, net sales of $68,251(2000 -- $132,728) and losses from operations of $47,465 (2000 -- $25,998) relating to the divested businesses, are included in the Corporation's Commercial segment results. The Phoenix Group was sold for cash proceeds of $26,009 and $2,526 was received for the Colleagues Group. The net loss of $7,540 on these dispositions was recorded in investment and other income.

     In the fourth quarter of 2001, based on a current valuation of a non-core business held for disposition, the Corporation wrote-off the remaining goodwill amounting to $28,528 recorded in the Commercial business segment. The valuation criteria includes in part, earnings potential, revenue and operating multiples, and other industry standards. Included in the results of the Commercial segment are net sales of $201,497 (2001 -- $191,350; 2000 -- $213,889) and operating income of $12,947 (operating losses of $21,491 in 2001, and income of $358 in 2000) for this business.

17.  RESTRUCTURING AND OTHER CHARGES

     For the years ended December 31, 2002 and 2001, the Corporation recorded restructuring provisions as follows:

                                       2002                               2001
                          -------------------------------   ---------------------------------
                            EMPLOYEE      OTHER               EMPLOYEE      OTHER
                          TERMINATIONS   CHARGES   TOTAL    TERMINATIONS   CHARGES    TOTAL
                          ------------   -------   ------   ------------   -------   --------
Forms and Labels........     $4,395       $  --    $4,395     $33,597      $ 9,422   $ 43,019
Outsourcing.............         --          --        --       4,138           --      4,138
Commercial..............         --          --        --      28,365        7,639     36,004
Corporate...............         --          --        --      10,894       48,480     59,374
                             ------       -----    ------     -------      -------   --------
                             $4,395       $  --    $4,395     $76,994      $65,541   $142,535
                             ======       =====    ======     =======      =======   ========

     In the fourth quarter of 2002, the Corporation recorded a restructuring provision of $4,395 for workforce reduction of 154 employees, primarily related to the closure of a plant.

                           MOORE CORPORATION LIMITED

     The 2001 restructuring plan was directed at streamlining the Corporation's processes and significantly reducing its cost structure. The restructuring provision included $76,994 for severance and other termination benefits for 3,366 employees (substantially all employees were terminated by December 31, 2002), $52,041 for lease terminations, $9,200 for facility closings, $3,600 for onerous contracts and $700 for other incremental exit costs.

     In the fourth quarter of 2002 and 2001, the Corporation reversed $5,245 and $12,856, respectively, of the restructuring reserve due to the favorable settlement of liabilities for obligations and future payments related to the disposition of the European and Asian forms business. The Corporation recorded a net reversal of $24,033 of restructuring charges under the 1998 restructuring plan during the fourth quarter of 2000. In 2000, the reversals resulted from facility closing costs that were lower than originally estimated and subleasing these facilities on more favorable terms than originally estimated.

     The reconciliation of the restructuring reserve at December 31, 2002, is as follows:

                                           BALANCE AT                              BALANCE AT
                                          DECEMBER 31,   PROVISION,               DECEMBER 31,
                                              2001          NET       CASH PAID       2002
                                          ------------   ----------   ---------   ------------
Employee terminations...................    $ 41,955      $ 4,395     $(32,031)     $14,319
Other...................................      84,718       (5,245)     (12,352)      67,121
                                            --------      -------     --------      -------
                                            $126,673      $  (850)    $(44,383)     $81,440
                                            ========      =======     ========      =======

     The restructuring reserves classified as "other" of $67,121 at December 31, 2002, primarily consist of the estimated remaining payments related to lease terminations and facility closing costs. Payments on these lease obligations continue until 2010. Market conditions and the Corporation's ability to sublease these properties may affect the ultimate charge related to its lease obligations. Any potential recovery or additional charge may affect amounts reported in the consolidated financial statements of future periods. The Corporation anticipates that payments associated with employee terminations will be substantially completed by the end of 2003.

     At December 31, 2002, the restructuring reserve includes approximately $63,769 and $13,286 related to the 2001 and 1998 restructuring plans, respectively, primarily related to lease payments.

     During 2002, the Corporation recorded other charges of $16,746 associated with the redemption of $100 million of senior guaranteed notes and an executive separation of $9,202, included in selling, general and administrative expenses.

     For the year ended December 31, 2001, the Corporation recorded other charges as follows:

                                     SELLING,                                  INTEREST, DEBT
                                   GENERAL AND     DEPRECIATION   INVESTMENT    SETTLEMENT,
                        COST OF   ADMINISTRATIVE       AND        AND OTHER      AND ISSUE
                         SALES       EXPENSE       AMORTIZATION     INCOME          COST         TOTAL
                        -------   --------------   ------------   ----------   --------------   --------
Forms and Labels......  $   861      $ 4,287         $ 21,873       $   --        $    --       $ 27,021
Outsourcing...........       --           --              342           --             --            342
Commercial............    5,685          332           89,551        4,014             --         99,582
Corporate.............   61,209       41,212           19,627          928         11,617        134,593
                        -------      -------         --------       ------        -------       --------
                        $67,755      $45,831         $131,393       $4,942        $11,617       $261,538
                        =======      =======         ========       ======        =======       ========

     Included in cost of sales and selling, general and administrative expenses is a charge of $11,165 for the write-off of inventory and accounts receivable relating to exiting certain non-core businesses. The Corporation also recorded a net loss of $96,605 (of which $61,209 was included in cost of sales and $35,396 in selling, general and administrative expenses) associated with the partial settlement of the U.S. pension plan, which was curtailed as of December 31, 2000, and other cash charges of $4,816 included in selling, general and

                           MOORE CORPORATION LIMITED
administrative expense. A charge of $11,617 related to the partial redemption of the $100.0 million of senior guaranteed notes and the conversion of the subordinated convertible debentures is included in debt settlement cost and $1,000 for legal and other professional fees is in selling, general and administrative expense. Non-cash charges of $131,393 related to the write-down of goodwill of non-core businesses to be disposed of and asset impairments are included in depreciation and amortization. Asset impairments relate to write-offs of property, plant and equipment (see Note 5) and capitalized software (see Note 8). For the write-down of goodwill for non-core businesses to be disposed of, one non-core business was subsequently sold in 2001 and the other non-core business is being held for sale (see Note 16). A loss on disposition of non-core businesses of $4,014 and $928 for the write-down of investments were charged to investment and other income (see Note 7 and Note
16).

     During 2000, the Corporation recorded net other charges of $20,913, related to non-cash charges of $34,717 for write-down of a non-core asset held for disposal and the impairment of a component of the ERP asset, both included in depreciation and amortization; loss on disposal of investment in JetForm Corporation of $8,474; the write-down of a permanently impaired investment of $3,500; and $4,885 of other charges. These charges were offset by the reversal of a restructuring reserve of $24,033 and a gain on the curtailment of the Corporation's U.S. pension plan of $6,630.

18.  INCOME TAXES

     The components of earnings (loss) before income taxes and minority interest for the three years ended December 31, 2002, 2001 and 2000, are as follows:

                                                        2002       2001        2000
                                                       -------   ---------   --------
EARNINGS (LOSS) BEFORE INCOME TAXES AND MINORITY
  INTEREST
Canada...............................................  $(1,182)  $ (68,232)  $(40,787)
United States........................................   32,242    (331,585)   (78,991)
Other countries......................................   46,292      11,397     38,186
                                                       -------   ---------   --------
                                                       $77,352   $(388,420)  $(81,592)
                                                       =======   =========   ========

                                    2002                 2001                 2000
                             ------------------   ------------------   ------------------
                             CURRENT   DEFERRED   CURRENT   DEFERRED   CURRENT   DEFERRED
                             -------   --------   -------   --------   -------   --------
PROVISION (RECOVERY) FOR
  INCOME TAXES
Canada.....................  $    66   $   (160)  $  469    $     54   $   73    $    364
United States..............   25,931    (27,879)     189     (36,826)    (158)    (21,706)
Other countries............    3,585        266    2,933         379    5,631      (2,352)
Withholding taxes..........      663         --      610          --      771          --
                             -------   --------   ------    --------   ------    --------
                             $30,245   $(27,773)  $4,201    $(36,393)  $6,317    $(23,694)
                             =======   ========   ======    ========   ======    ========

                           MOORE CORPORATION LIMITED

     Deferred income taxes result from a number of temporary differences in the jurisdictions in which the Corporation and its subsidiaries operate. These differences and the tax effects of each are as follows:

                                                         2002       2001       2000
                                                       --------   --------   --------
DEFERRED INCOME TAXES
Depreciation.........................................  $ (1,940)  $   (459)  $    319
Pensions.............................................     1,615    (36,493)     6,151
Unearned revenue.....................................     2,421         --    (10,847)
Postretirement benefits..............................       374         --      1,869
Restructuring........................................    18,566         --     16,548
Tax benefit of loss carryforward.....................   (42,350)        --    (38,244)
Other................................................    (6,459)       559        510
                                                       --------   --------   --------
                                                       $(27,773)  $(36,393)  $(23,694)
                                                       ========   ========   ========

     Temporary differences and tax loss carryforwards, which give rise to deferred income tax assets and liabilities are as follows:

                                                                2002        2001
                                                              ---------   ---------
DEFERRED INCOME TAX ASSETS
Postretirement benefits.....................................  $  93,647   $  94,092
Tax benefit of loss carryforwards...........................    142,739     154,605
Pensions....................................................      9,235         672
Restructuring...............................................     20,062      45,736
Other.......................................................     62,162      57,648
                                                              ---------   ---------
                                                                327,845     352,753
Valuation allowance.........................................   (113,917)   (166,695)
                                                              ---------   ---------
                                                              $ 213,928   $ 186,058
                                                              =========   =========

DEFERRED INCOME TAX LIABILITIES
Depreciation................................................  $  36,127   $  50,561
Pensions....................................................     79,135      77,968
Other.......................................................     25,482      10,341
                                                              ---------   ---------
                                                              $ 140,744   $ 138,870
                                                              ---------   ---------
Net deferred income tax asset...............................  $  73,184   $  47,188
                                                              =========   =========
Distributed as follows:
  Current deferred income tax asset.........................     31,912      13,566
  Current deferred income tax liability.....................      3,184         324
  Long-term deferred income tax asset.......................     53,938      47,651
  Long-term deferred income tax liability...................      9,482      13,705
                                                              =========   =========

                           MOORE CORPORATION LIMITED

     The effective rates of tax for each year compared with the statutory Canadian rates were as follows:

                                                              2002    2001    2000
                                                              -----   -----   -----
EFFECTIVE TAX EXPENSE (RECOVERY) RATE
Canada:
  Combined federal and provincial statutory rate............   38.4%  (41.6)% (43.2)%
  Corporate surtax..........................................    1.1    (1.1)   (1.1)
  Manufacturing and processing rate reduction...............   (4.0)    5.4     6.0
                                                              -----   -----   -----
Expected income tax expense (recovery) rate.................   35.5   (37.3)  (38.3)
Tax rate differences in other jurisdictions.................   (8.0)   (2.2)  (18.1)
Losses for which a benefit (has) has not been
  provided -- net...........................................  (27.2)    4.7    17.8
Restructuring costs.........................................   (0.4)   12.2    (1.6)
Impaired assets.............................................     --     6.4      --
International divestiture...................................   (0.1)    5.4      --
Non-deductible goodwill amortization and write-downs........    1.0     3.0    17.1
Other.......................................................    2.4    (0.5)    1.8
                                                              -----   -----   -----
Total consolidated effective tax expense (recovery) rate....    3.2%   (8.3)% (21.3)%
                                                              =====   =====   =====

     At December 31, 2002, the Corporation has tax loss carryforwards totaling $353.0 million. Of this amount, a valuation allowance has been recorded against $239.0 million. Of the $239.0 million, approximately $106.0 million expires between 2003 and 2012 and $133.0 million has no expiration. In addition, the Corporation has recorded a valuation allowance against approximately $55.0 million of temporary differences that are available for utilization in future years.

     The 2002 difference between the statutory rate and the effective rate relates to lower tax rates in non-U.S. jurisdictions offset by the inability to recognize the tax benefit from certain foreign operating losses, combined with a partial reduction in the deferred tax valuation allowance (which is based on estimates of future taxable income), the resolution of an income tax refund, partially offset by required tax reserves. In 2001, the effective income tax benefit resulted from the partial recognition of operating losses.

     The valuation allowance at December 31, 2002, relates to net operating losses generated in the United States, Canada, Latin America and Europe (which have limited carry-forward periods), and future deductible expense. The decrease (increase) in the valuation allowance of approximately $53.0 million and $(103.0) million for 2002 and 2001, respectively, primarily relates to amounts recorded against deferred tax assets in the United States.

     The Corporation has reduced the valuation allowance for a portion of its deferred tax assets to the extent that it believes based on the weight of available evidence, it is more likely than not that those assets will be realized.

                           MOORE CORPORATION LIMITED

19.  EARNINGS PER SHARE

                                                        2002       2001        2000
                                                      --------   ---------   --------
Net earnings (loss) available to common
  shareholders......................................  $ 73,258   $(373,383)  $(66,372)
Weighted average number of common shares
  outstanding:
  Basic.............................................   111,556      88,648     88,457
  Dilutive options(a)...............................     2,219          --         --
  Contingent shares (see Note 10)...................       247          --         --
                                                      --------   ---------   --------
  Diluted...........................................   114,022      88,648     88,457
                                                      --------   ---------   --------
Earnings (loss) per share Basic.....................  $   0.66   $   (4.21)  $  (0.75)
  Diluted...........................................  $   0.64   $   (4.21)  $  (0.75)

---------------

(a) For 2001 and 2000, the diluted options are excluded as their effect would be anti-dilutive.

20.  SEGMENTED INFORMATION

     The Corporation operates in the printing industry with three distinct operating segments based on the way management assesses information on a regular basis for decision-making purposes. The three segments are Forms and Labels, Outsourcing and Commercial. These segments market print and print related products and services to a geographically diverse customer base.

     As a result of acquiring the remaining interest in Quality Color Press, Inc. (see Note 3), management has reclassified this business from the Commercial segment to the Forms and Labels segment in order to reflect the business synergies and integration plans.

  FORMS AND LABELS

     In this segment, the Corporation derives its revenues from operations in the United States, Canada and Latin America. This segment designs and manufactures business forms, labels and related products, systems and services which include:

     - Custom continuous forms, cut sheets and multipart forms

     - Print services

     - Self mailers

     - Electronic forms and services

     - Integrated form-label application

     - Proprietary label products

     - Pressure sensitive labels

     - Security documents

     - Logistics, warehouse and inventory management

  OUTSOURCING

     In this segment, the Corporation derives revenues from its Business Communications Services ("BCS") operations in the United States and Canada by offering outsourcing services for electronic printing, imaging, processing and distribution. BCS also manages custom, high-volume mailing applications. Products include:

     - Bill and service notifications

     - Insurance policies

                           MOORE CORPORATION LIMITED

     - Special notices

     - Telecommunication cards

     - Investment, banking, credit card, tax and year-end financial statements

     - Licenses

  COMMERCIAL

     In this segment, the Corporation derives its revenues from operations in the United States and Europe mainly by producing highly personalized communications and database driven publications including:

     - Creation and production of personalized mail

     - Database management and segmentation services

     - Direct marketing program development

     - Response analysis services

     - Digital color printing

     - Annual reports

     - Corporate image and product brochures

     - Catalogs

     - Market inserts

     - Promotional materials

     Other products within the Commercial segment include:

     - Variable-imaged bar codes

     - Printers, applicators and software products and solutions

     - Post processing equipment

                           MOORE CORPORATION LIMITED

                               OPERATING SEGMENTS
                            YEARS ENDED DECEMBER 31,
                     EXPRESSED IN THOUSANDS OF U.S. DOLLARS

                                             FORMS AND LABELS   OUTSOURCING   COMMERCIAL   CONSOLIDATED
                                             ----------------   -----------   ----------   ------------
2002

Total revenue..............................     $1,129,483       $317,848      $606,917     $2,054,248
Intersegment revenue.......................         (3,636)        (1,749)      (10,824)       (16,209)
                                                ----------       --------      --------     ----------
Sale to customers outside the enterprise...      1,125,847        316,099       596,093      2,038,039
                                                ----------       --------      --------     ----------
Segment operating income...................        132,736         61,374        50,562        244,672
                                                ----------       --------      --------     ----------
Non-operating expenses.....................                                                   (142,149)
                                                                                            ----------
Income from operations.....................                                                    102,523
                                                                                            ----------
Segment assets.............................        581,660        114,514       324,533      1,020,707
Corporate assets including investments.....                                                    419,052
                                                                                            ----------
Total assets...............................                                                  1,439,759
                                                                                            ----------
Capital asset depreciation and
  amortization.............................         56,811         14,969        14,966         86,746
                                                ----------       --------      --------     ----------
Capital expenditures.......................         20,256          4,416         7,273         31,945
                                                ----------       --------      --------     ----------

2001 (RECLASSIFIED)
Total revenue..............................     $1,198,173       $341,485      $636,343     $2,176,001
Intersegment revenue.......................         (3,704)        (2,006)      (15,717)       (21,427)
                                                ----------       --------      --------     ----------
Sale to customers outside the enterprise...      1,194,469        339,479       620,626      2,154,574
                                                ----------       --------      --------     ----------
Segment operating income (loss)............         43,445         49,508       (90,904)         2,049
                                                ----------       --------      --------     ----------
Non-operating expenses.....................                                                   (344,373)
                                                                                            ----------
Loss from operations.......................                                                   (342,324)
                                                                                            ----------
Segment assets.............................        645,178        117,243       261,486      1,023,907
Corporate assets including investments.....                                                    313,079
                                                                                            ----------
Total assets...............................                                                  1,336,986
                                                                                            ----------
Capital asset depreciation and
  amortization.............................        111,875         19,383       107,814        239,072
                                                ----------       --------      --------     ----------
Capital expenditures.......................         18,902         16,124        10,376         45,402
                                                ----------       --------      --------     ----------

2000 (RECLASSIFIED)
Total revenue..............................     $1,246,800       $297,851      $730,896     $2,275,547
Intersegment revenue.......................           (690)        (1,082)      (15,357)       (17,129)
                                                ----------       --------      --------     ----------
Sale to customers outside the enterprise...      1,246,110        296,769       715,539      2,258,418
                                                ----------       --------      --------     ----------
Segment operating income (loss)............         72,105         43,126       (10,706)       104,525
                                                ----------       --------      --------     ----------
Non-operating expenses.....................                                                   (150,759)
                                                                                            ----------
Loss from operations.......................                                                    (46,234)
                                                                                            ----------

                           MOORE CORPORATION LIMITED

                                             FORMS AND LABELS   OUTSOURCING   COMMERCIAL   CONSOLIDATED
                                             ----------------   -----------   ----------   ------------
Segment assets.............................        856,457        109,847       428,692      1,394,996
Corporate assets including investments.....                                                    348,591
                                                                                            ----------
Total assets...............................                                                  1,743,587
                                                                                            ----------
Capital asset depreciation and
  amortization.............................         84,264         19,276        47,978        151,518
                                                ----------       --------      --------     ----------
Capital expenditures.......................         61,677         10,651        32,253        104,581
                                                ----------       --------      --------     ----------

                             GEOGRAPHIC INFORMATION
                            YEARS ENDED DECEMBER 31,
                     EXPRESSED IN THOUSANDS OF U.S. DOLLARS

                                                             UNITED
                                                 CANADA      STATES     INTERNATIONAL   CONSOLIDATED
                                                --------   ----------   -------------   ------------
2002
Sale to customers outside the enterprise......  $208,192   $1,607,418     $222,429       $2,038,039
Capital assets, goodwill and intangibles......    51,491      369,544       36,583          457,618

2001
Sale to customers outside the enterprise......  $199,628   $1,689,954     $264,992       $2,154,574
Capital assets, goodwill and intangibles......    39,091      356,675       43,931          439,697

2000
Sale to customers outside the enterprise......  $222,311   $1,685,680     $350,427       $2,258,418
Capital assets, goodwill and intangibles......    49,736      540,649       77,243          667,628

21.  LEASE COMMITMENTS

     At December 31, 2002, lease commitments require future payments as follows:

2003........................................................   $35,069
2004........................................................   $28,073
2005........................................................   $21,238
2006........................................................   $16,185
2007........................................................   $12,564
2008 and thereafter.........................................   $36,669

     Rent expense amounted to $52,137 in 2002 (2001 -- $56,499;
2000 -- $69,897).

22.  CONTINGENCIES

     At December 31, 2002, certain lawsuits and other claims were pending against the Corporation. While the outcome of these matters is subject to future resolution, management's evaluation and analysis of such matters indicates that, individually and in the aggregate, the probable ultimate resolution of such matters will not have a material effect on the Corporation's consolidated financial statements.

     The Corporation is subject to laws and regulations relating to the protection of the environment. The Corporation provides for expenses associated with environmental remediation obligations when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change and are not discounted. While it is not possible to quantify with certainty the potential

                           MOORE CORPORATION LIMITED
impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the Corporation's subsidiaries may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon the results of operations or consolidated financial condition of the Corporation.

     The Corporation has been identified as a Potentially Responsible Party ("PRP") at the Dover, New Hampshire Municipal Landfill, a United States Environmental Protection Agency Superfund Site. The Corporation has been participating with a group of approximately 26 other PRP's to fund the study of and implement remedial activities at the site. Remediation at the site has been on-going and is anticipated to continue for at least several years. The total cost of the remedial activity was estimated to be approximately $26,000. The Corporation's share is not expected to exceed $1,500. The Corporation believes that the reserves are sufficient based on the present facts and recent tests performed at this site.

     As described in Note 3, the Corporation may be required to pay a termination fee of up to $27.5 million if the Corporation terminates its merger agreement with Wallace.

23.  FINANCIAL INSTRUMENTS

     At December 31, 2002, the aggregate amount of forward exchange contracts used as hedges was approximately $13,600 (2001 -- $13,700). Gains and losses from these contracts, for all years presented, were not significant.

     The notional amount of interest rate swaps at December 31, 2002, use to hedge exposure to fluctuations in interest rates on the Term Loan B Facility was $150.0 million (see Note 10).

     The Corporation may be exposed to losses if the counterparties to the above contracts fail to perform. The Corporation manages this risk by dealing only with financially sound counterparties and by establishing dollar and term limits for each counterparty. The Corporation does not use derivative financial instruments for trading or speculative purposes.

24.  CASH FLOW DISCLOSURE

     For the year ended December 31, 2001, the following non-cash transactions are required to be disclosed for both Canadian and U.S. GAAP as follows:

Subordinated convertible debentures.........................   $71,506
Inducement to certain debenture holders.....................    15,345

25. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The continued registration of the common shares of the Corporation with the Securities and Exchange Commission ("SEC") and listing of the shares on the NYSE require compliance with the integrated disclosure rules of the SEC.

     The accounting policies in Note 1 and accounting principles generally accepted in Canada are consistent in all material aspects with United States generally accepted accounting principles (U.S. GAAP) with the following exceptions.

  PENSIONS AND POSTRETIREMENT BENEFITS

     With the adoption of CICA Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences.

                           MOORE CORPORATION LIMITED

Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. Under U.S. GAAP, net gains (losses), net assets and prior service costs which occurred before January 1, 2000 are recognized over the appropriate amortization period.

  STATEMENT OF CASH FLOWS

     For Canadian GAAP the Statements of Cash Flows discloses the net change in cash resources, which is defined as cash and cash equivalents less bank indebtedness. U.S. GAAP requires the disclosure of cash and cash equivalents. Under U.S. GAAP, net cash provided by (used in) financing activities for 2002, 2001, and 2000 would be $(10,962), $(66,315), and $18,451, respectively. Cash and cash equivalents are the same for both Canadian and U.S. GAAP.

  INCOME TAXES

     The liability method of accounting for income taxes is used for both Canadian and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse (see Note 18).

  ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES

     U.S. GAAP requires net unrealized gains (losses) on available-for-sale securities to be reported as a separate component of shareholders' equity until realized, whereas under Canadian GAAP such investments are carried at cost with no effect on net income or shareholders' equity. Under both Canadian and U.S. GAAP, impairments deemed to be other than temporary would be charged to earnings.

  STOCK COMPENSATION

     The adoption of CICA Handbook, Section 3870, Stock-Based Compensation and Other Stock-Based Payments, reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. The pro forma disclosures of net income and earnings per share under the fair value method of accounting for stock options will continue to differ as CICA Handbook Section 3870 is applicable for awards granted on or after January 1, 2002. For both Canadian and U.S. GAAP the Corporation uses the intrinsic value method of accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for the Corporation's Series 1 Preference Share options, whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

     In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares (the "Preference Shares") to eliminate the cash-out provision and to make them exercisable for one common share per each Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian and U.S. GAAP relates solely to the amendment of the Preference Share options.

     Additionally, no compensation expense or pro forma compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval. Pro forma fair value

                           MOORE CORPORATION LIMITED
compensation expense will also be recorded under U.S. GAAP for the Preference Shares commencing on the amendment date. Compensation expense under U.S. GAAP for 2002 and 2001, was $11,839 and $2,700, respectively. In accordance with the transition rules for CICA Handbook Section 3870, no compensation expense was recorded for the Preference Shares for Canadian GAAP.

  COMPREHENSIVE INCOME

     Statement of Financial Accounting Standards ("SFAS") No. 130 requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of the Corporation from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for the Corporation are unrealized foreign currency translation adjustments, change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

  ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     For U.S. GAAP purposes the Corporation's interest rate swaps are designated as cash flow hedges and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

  FOREIGN CURRENCY TRANSLATION

     Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

  BUSINESS PROCESS REENGINEERING

     Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, the Corporation capitalized business process reengineering costs and classified them as computer software.

     In 2000, certain deployment and training costs related to the implementation of the Corporation's ERP system were expensed for U.S. GAAP purposes and capitalized for Canadian GAAP purposes. In those years, such expenses exceeded the amortization differential since the ERP system was not placed in service until 2000. In 2002 and 2001, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

  CONVERTIBLE DEBENTURES

     Canadian GAAP requires that a portion of the subordinated convertible debentures be classified as equity. The difference between the carrying amount of the debenture and contractual liability is amortized to earnings. U.S. GAAP requires classification of subordinated convertible debentures as a liability.

     Under U.S. GAAP, when convertible debt is converted to equity securities pursuant to an inducement offer, the debtor is required to recognize in earnings, the fair value of all securities and other consideration transferred in excess of the fair value of the securities issuable in accordance with the original conversion terms. Under Canadian GAAP, the fair value of the securities issued is charged to retained earnings. Also under Canadian GAAP, certain other contingent consideration is not recognized until paid.

                           MOORE CORPORATION LIMITED

     Under U.S. GAAP, when convertible debt is converted to equity securities, unamortized deferred debt issuance costs are charged to share capital. Under Canadian GAAP, these costs are charged to earnings.

     The components of "Debt conversion costs" included in the U.S. GAAP reconciliation for 2001 are as follows:

Inducement shares issued....................................   $(15,345)
Deferred debt issuance costs................................     10,396
Contingent consideration....................................     (2,000)
                                                               --------
Debt conversion costs.......................................   $ (6,949)
                                                               ========

     The value of the inducement shares represents the fair market value of 1,650,000 of the Corporation's common shares and is based upon the closing price of these shares on the NYSE on December 28, 2001, the date the shares were issued. For Canadian GAAP purposes, the fair value of the inducement shares was charged to equity and additionally shown on the statement of operations as a reduction to the amount available to common shareholders in the calculation of earnings per share. For U.S. GAAP purposes, the fair value of the inducement shares was recognized as an increase to share capital and recognized as a charge to earnings for the period. The deferred debt issuance costs represent the unamortized balance of the deferred issuance costs related to the convertible debentures at conversion. For Canadian GAAP purposes, these costs were recognized in earnings for the period, whereas for U.S. GAAP purposes, these costs were recorded as a component of share capital. The contingent consideration represents the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average share price of the Corporation's stock at December 31, 2002 and 2003 (see Note 10). For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to the following factors: the Corporation's stock price volatility; cost of borrowings; and certain equity valuation multiples.

  SETTLEMENTS OF PENSION PLANS

     Under U.S. GAAP, a gain or loss arising upon the settlement of a pension plan is only recognized once responsibility for the pension obligation has been relieved. Under Canadian GAAP, prior to January 1, 2000, an intention to settle or curtail a pension plan that was expected to result in a loss, required recognition once the amount was likely and could be reasonably estimated.

                           MOORE CORPORATION LIMITED

     The following tables provide a reconciliation of net earnings (loss) as reported under Canadian GAAP to net earnings (loss) under U.S. GAAP.

                                                        2002       2001        2000
                                                      --------   ---------   --------
Net earnings (loss) as reported.....................  $ 73,258   $(358,038)  $(66,372)
U.S. GAAP ADJUSTMENTS:
  Pension expense...................................     4,199     144,917     18,263
  Postretirement benefits...........................    17,290      17,275     18,833
  Computer software.................................     6,764      17,287     (2,300)
  Interest expense..................................        --         258         --
  Debt conversion costs.............................       832      (6,949)        --
  Stock-based compensation..........................   (11,839)     (2,700)        --
  Income taxes......................................    (6,726)    (82,014)   (13,728)
                                                      --------   ---------   --------
Net earnings (loss) under U.S. GAAP.................  $ 83,778   $(269,964)  $(45,304)
Earnings (loss) per share:
  Basic.............................................  $   0.75   $   (3.05)  $  (0.51)
  Diluted...........................................  $   0.74   $   (3.05)  $  (0.51)
Average shares (in thousands):
  Basic.............................................   111,556      88,648     88,457
  Diluted...........................................   113,298      88,648     88,457
                                                      --------   ---------   --------

COMPREHENSIVE INCOME (LOSS)                             2002       2001        2000
---------------------------                            -------   ---------   --------
Net earnings (loss)..................................  $83,778   $(269,964)  $(45,304)
                                                       -------   ---------   --------
Other comprehensive income (loss), net of tax:
  Currency translation adjustments...................   (5,156)     (1,817)    (8,104)
  Change in fair value of derivatives................   (3,104)         --         --
  Reclassification adjustment for losses included in
     income..........................................       --        (798)    11,092
  Unrealized losses on available-for-sale
     securities......................................       --          --     (6,041)
                                                       -------   ---------   --------
Total comprehensive income (loss)....................  $75,518   $(272,579)  $(48,357)
                                                       =======   =========   ========

     For U.S. GAAP purposes, the costs related to the early extinguishment of debt are classified as an extraordinary item. On September 4, 2002, the Corporation redeemed $100.0 million of the senior guaranteed notes at a redemption price that includes a net prepayment charge of $16,746 or $10,215 net of taxes. Net earnings before extraordinary items for 2002 is $93,993. Basic and diluted earnings per share before extraordinary items for 2002 are $0.84 and $0.83, respectively.

     Gains and (losses) on the disposal of property, plant and equipment for 2002, 2001 and 2000 were $8,730, $(792) and $(2,630), respectively. For U.S.
GAAP purposes these amounts are recorded in income from operations.

     Interest expense is net of investment income of $1,843, $2,895 and $4,545 for 2002, 2001 and 2000, respectively.

                           MOORE CORPORATION LIMITED

  BALANCE SHEET ITEMS

                                                  2002                      2001
                                         -----------------------   -----------------------
AS AT DECEMBER 31,                       AS REPORTED   U.S. GAAP   AS REPORTED   U.S. GAAP
------------------                       -----------   ---------   -----------   ---------
Net pension asset......................   $(193,350)   $(129,193)   $(188,024)   $(119,668)
Computer software -- net...............     (89,208)     (63,672)     (89,763)     (57,463)
Fair value of derivatives-liability....          --        5,089           --           --
Postretirement benefits................     241,344      366,077      239,664      381,687
Deferred income taxes-net..............     (73,184)    (156,239)     (47,188)    (134,982)
Accounts payable and accrued
  liabilities..........................     486,507      481,676      486,626      485,325
Accumulated other comprehensive
  income...............................    (133,333)    (101,253)    (128,177)     (92,993)
Share capital..........................     403,800      405,337      397,761      384,759
Retained earnings (deficit)............     114,601      (50,645)      51,666     (124,100)

     The weighted average fair value per option granted in 2002, 2001 and 2000 was $9.26, $3.91 and $0.67, respectively. The estimated fair values were calculated using the Black-Scholes option pricing model and the following assumptions.

                                                              2002   2001   2000
                                                              ----   ----   ----
Risk-free interest rates....................................   4.1%   4.5%   5.5%
Expected lives (in years)...................................     5      5      6
Dividend yield..............................................    --     --    7.6%
Volatility..................................................  48.1%  46.0%  39.0%

     The Corporation's U.S. GAAP net income and earnings per share on a pro forma basis using the fair value method are as follows:

                                                        2002       2001        2000
                                                      --------   ---------   --------
Net income (loss)...................................  $ 83,778   $(269,964)  $(45,304)
Pro forma adjustments, net of tax:
  Stock compensation recorded.......................     7,222          --         --
  Fair value compensation expense...................   (11,305)     (1,949)    (1,746)
                                                      --------   ---------   --------
Pro forma net income (loss).........................  $ 79,695   $(271,913)  $(47,050)
                                                      ========   =========   ========
Income (loss) per share
  Basic.............................................  $   0.71   $   (3.07)  $  (0.53)
  Diluted...........................................  $   0.70   $   (3.07)  $  (0.53)
                                                      ========   =========   ========

26.  PENDING ACCOUNTING STANDARDS

     In May 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). Among other things, under the provision of SFAS 145, gains and losses from the early extinguishment of debt are no longer classified as an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings. It is anticipated that the adoption of SFAS 145 will have no impact on the financial position or results of operations of the Corporation.

                           MOORE CORPORATION LIMITED

     In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). This statement addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between SFAS 146 and EITF 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred versus the EITF 94-3 where a liability was recognized on the date an entity committed to an exit plan. SFAS 146 is effective for exit and disposal activities that are initiated after December 31, 2002.

     In January 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"). The Statement provides alternative methods of transitioning to the fair value based method of accounting for stock-based employee compensation. Also, this Statement amends the previous disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation expands the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees and requires the guarantor to recognize a liability for the fair value of an obligation assumed under a guarantee. In general, FIN 45 applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, liability, or equity security of the guaranteed party. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of this interpretation. Other guarantees are subject to the disclosure requirements of FIN 45 but not to the recognition provisions and include, among others, a guarantee accounted for as a derivative instrument under SFAS 133. The disclosure requirements of FIN 45 are effective for the Corporation as of December 31, 2002, and require disclosure of the nature of the guarantee, the maximum potential amount of future payments that the guarantor could be required to make under the guarantee, and the current amount of the liability, if any, for the guarantor's obligations under the guarantee. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002. Significant guarantees that have been entered into by the Corporation are disclosed in Note 10. The Corporation does not expect the requirements of FIN 45 to have a material impact on results of operations, financial position or liquidity.

     In 2002, the CICA Handbook Sections 3063, Impairment of Long Lived Assets, and 3475, Disposal of Long Lived Assets and Discontinued Operations, were issued to harmonize with SFAS No. 144. The standards will require an impairment loss to be recognized when the carrying amount of an asset held for use exceeds the sum of undiscounted cash flows. The impairment loss would be measured as the amount by which the carrying amount exceeds the fair value of the asset. An asset held for sale is to be measured at the lower of carrying cost or fair value less cost to sell. In addition, this guidance broadens the concept of a discontinued operations and eliminates the ability to accrue operating losses expected between the measurement date and the disposal date. CICA Section 3063 is effective for fiscal years beginning on or after April 1, 2003, and CICA Section 3475 applies to disposal activities initiated by an enterprise's commitment to a plan on or after May 1, 2003. The sections will be applied prospectively with early adoption encouraged.

     In 2002, the Accounting Standards Board of the CICA issued Accounting Guidelines No. 13 that increases the documentation, designation and effectiveness criteria to achieve hedge accounting. The guideline requires the discontinuance of hedge accounting for hedging relationships established that do not meet the conditions at the date it is first applied. It does not change the method of accounting for derivatives in hedging

                           MOORE CORPORATION LIMITED
relationships, but requires fair value accounting for derivatives that do not qualify for hedge accounting. The new guideline is applicable for fiscal years commencing July 1, 2003. The Corporation is evaluating the impact this standard might have on its results of operations and financial position.

27.  SUBSEQUENT EVENT

     On May 15, 2003, the Corporation acquired all the outstanding shares of Wallace in exchange for consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace. The aggregate consideration to the Wallace shareholders was $1.1 billion and was comprised of a cash payment of $609.7 million and 44,458,825 common shares of the Corporation with a fair value of $471.7 million. The fair value of the Corporation's shares was based upon the actual number of shares issued to the Wallace shareholders using the average closing trading price of the Corporation's common shares on the New York Stock Exchange ("NYSE") during a five-day trading period beginning two days prior to the announcement of the merger agreement on January 17, 2003. The total purchase price of $1.3 billion also included $218.2 million for the settlement of Wallace debt and other liabilities, and direct acquisition costs to date of $19 million.

     The transaction was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of the Acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed was recorded as goodwill. Based on the Corporation's preliminary independent valuation, which is subject to further refinement, the purchase price was allocated as follows:

Accounts receivable.........................................   $  238,321
Inventory...................................................      137,562
Customer backlog............................................        3,790
Other current assets........................................       13,350
Property, plant and equipment -- net........................      390,536
Long-term and other assets..................................       38,583
Capitalized software........................................       45,400
Amortizable intangible assets...............................       60,824
Intangible assets with indefinite lives.....................       92,310
Goodwill....................................................      675,163
Accounts payable and accrued liabilities....................     (158,178)
Short-term and long-term debt...............................      (16,189)
Postretirement benefits and pension.........................      (52,484)
Deferred taxes -- net.......................................     (131,306)
Other long-term liabilities.................................      (19,031)
                                                               ----------
  Total purchase price -- net of cash acquired..............   $1,318,651
                                                               ==========

     In March 2003, the Corporation entered into an $850.0 million senior secured credit facility (the "New Facility") in connection with the Acquisition. The New Facility consists of a seven-year $500.0 million B Term Loan, which was funded into escrow until the consummation of the Acquisition on May 15, 2003, and a five-year $350.0 million Revolving Credit Facility. The loans under the New Facility bear interest based on a variable index (LIBOR), plus an applicable margin. The New Facility replaced the Corporation's $400.0 million senior secured credit facility. The Corporation subsequently entered into an agreement with the lender of its New Facility in August 2003 to amend the New Facility to reduce the applicable margin.

                           MOORE CORPORATION LIMITED

     Concurrently, in March 2003, the Corporation issued $403.0 million of 7 7/8 % senior unsecured notes (the "Senior Notes") due 2011 at a $2.8 million discount to the principal amount. Interest on the Senior Notes is payable semiannually on January 15 and July 15 of each year, commencing on July 15, 2003. The Corporation, at its option, may redeem up to 40% of the Senior Notes prior to January 15, 2006, at a predetermined redemption price with the proceeds of certain equity offerings. In addition, subsequent to January 15, 2007, the Senior Notes may be redeemed at predetermined redemption prices. On or prior to January 15, 2007, the Corporation may also redeem the Senior Notes upon a change of control, at a price equal to 100% of the principal plus an applicable premium.

28.  SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION

     Moore North America Finance Inc ("Finance Inc.") a wholly-owned subsidiary of the Corporation (the "Parent") is the issuer of the Senior Notes. The Parent and certain of the Corporation's wholly owned subsidiaries ("Guarantor Subsidiaries") have guaranteed Finance Inc.'s obligation under the Senior Notes. The Guarantees are joint and several, full, complete and unconditional. Other wholly owned subsidiaries of the Corporation ("Non-guarantor Subsidiaries") have not guaranteed the obligation under the Senior Notes.

     The following supplemental condensed consolidating financial data illustrates, in separate columns, the composition of the Parent, Finance Inc., Guarantor Subsidiaries, Non-guarantor Subsidiaries, eliminations, and the consolidated total.

     Investments in subsidiaries are accounted for by the equity method for purposes of the supplemental condensed consolidating financial data. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The financial data may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operated as independent entities.

                           MOORE CORPORATION LIMITED

         SUPPLEMENTAL CONSOLIDATING BALANCE SHEET AT DECEMBER 31, 2002:

                                                                                  NON-
                                                    FINANCE     GUARANTOR      GUARANTOR
                                         PARENT       INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                        ---------   --------   ------------   ------------   ------------   ------------
ASSETS
Current Assets
  Cash and cash equivalents...........  $  29,127   $    101    $  100,338      $ 10,064     $        --     $  139,630
  Accounts receivable -- net..........     33,131         --       271,219        37,033              --        341,383
  Intercompany receivables............         --      2,222        60,496         4,571         (67,289)            --
  Inventories.........................     21,121         --        99,384         9,384              --        129,889
  Prepaid expenses....................        949         --        15,604           764              --         17,317
  Deferred income taxes...............        549         --        29,066         2,297              --         31,912
                                        ---------   --------    ----------      --------     -----------     ----------
Total Current Assets..................     84,877      2,323       576,107        64,113         (67,289)       660,131
                                        ---------   --------    ----------      --------     -----------     ----------
Property, plant and equipment --net...     28,503         --       199,457        27,762              --        255,722
Investments...........................         --         --         1,784        30,472              --         32,256
Investment in subsidiaries............    374,237         --        47,917           230        (422,384)            --
Prepaid pension cost..................     14,363         --       188,605        18,552              --        221,520
Goodwill..............................     17,956         --        88,298            --              --        106,254
Other intangibles -- net..............      3,354         --         3,080            --              --          6,434
Intercompany loan receivable..........      1,188      5,082         5,223        32,264         (43,757)            --
Deferred income taxes.................       (202)        --        54,129            11              --         53,938
Other assets..........................      1,756         --        98,456         3,292              --        103,504
                                        ---------   --------    ----------      --------     -----------     ----------
Total Assets..........................  $ 526,032   $  7,405    $1,263,056      $176,696     $  (533,430)    $1,439,759
                                        =========   ========    ==========      ========     ===========     ==========
LIABILITIES
Current Liabilities
  Bank indebtedness...................  $      12   $     --    $   17,673      $    473     $        --     $   18,158
  Accounts payable and accrued
    liabilities.......................     42,959      1,002       380,567        61,979              --        486,507
  Intercompany payables...............     54,939      3,817            --         8,533         (67,289)            --
  Short-term debt.....................        401         --         1,414           320              --          2,135
  Income taxes........................     14,469        (31)       43,073         1,051              --         58,562
  Deferred income taxes...............      1,219         --            --         1,965              --          3,184
                                        ---------   --------    ----------      --------     -----------     ----------
Total Current Liabilities.............    113,999      4,788       442,727        74,321         (67,289)       568,546
                                        ---------   --------    ----------      --------     -----------     ----------
Intercompany loans payable............      6,479         --        30,976         6,302         (43,757)            --
Long-term debt........................      1,090         --       183,146         3,227              --        187,463
Postretirement benefits...............     10,869         --       230,475            --              --        241,344
Deferred income taxes.................      3,378         --         5,834           270              --          9,482
Other liabilities.....................      7,721         --        32,619         3,436              --         43,776
Minority interest.....................         --         --            --         6,652              --          6,652
                                        ---------   --------    ----------      --------     -----------     ----------
Total Liabilities.....................    143,536      4,788       925,777        94,208        (111,046)     1,057,263
                                        ---------   --------    ----------      --------     -----------     ----------
SHAREHOLDERS' EQUITY
  Share Capital.......................    403,800     20,000     1,607,533       204,042      (1,831,575)       403,800
  Unearned restricted shares..........     (2,572)        --            --            --              --         (2,572)
  Retained earnings...................    114,601    (17,383)   (1,292,916)      (77,715)      1,388,014        114,601
  Cumulative translation
    adjustments.......................   (133,333)        --        22,662       (43,839)         21,177       (133,333)
                                        ---------   --------    ----------      --------     -----------     ----------
Total Shareholders' Equity............    382,496      2,617       337,279        82,488        (422,384)       382,496
                                        ---------   --------    ----------      --------     -----------     ----------
Total Liabilities and Shareholders'
  Equity..............................  $ 526,032   $  7,405    $1,263,056      $176,696     $  (533,430)    $1,439,759
                                        =========   ========    ==========      ========     ===========     ==========
Shareholders' Equity as reported......  $ 382,496   $  2,617    $  337,279      $ 82,488     $  (422,384)    $  382,496
                                        ---------   --------    ----------      --------     -----------     ----------
U.S. GAAP Adjustments:
  Net pension asset...................     (5,536)        --       (58,621)           --              --        (64,157)
  Computer software -- net............         --         --       (25,536)           --              --        (25,536)
  Fair value of derivatives...........         --         --        (5,089)           --              --         (5,089)
  Postretirement benefits.............     (2,575)        --      (122,158)           --              --       (124,733)
  Deferred income taxes -- net........      3,590         --        81,647        (2,182)             --         83,055
  Accounts payable and accrued
    liabilities.......................     (1,169)        --            --         6,000              --          4,831
  Equity investments..................   (125,939)        --         3,818            --         122,121             --
                                        ---------   --------    ----------      --------     -----------     ----------
                                         (131,629)        --      (125,939)        3,818         122,121       (131,629)
                                        ---------   --------    ----------      --------     -----------     ----------
Shareholders' Equity under U.S.
  GAAP................................  $ 250,867   $  2,617    $  211,340      $ 86,306     $  (300,263)    $  250,867
                                        =========   ========    ==========      ========     ===========     ==========

                           MOORE CORPORATION LIMITED

         SUPPLEMENTAL CONSOLIDATING BALANCE SHEET AT DECEMBER 31, 2001:

                                                                                 NON-
                                                   FINANCE     GUARANTOR      GUARANTOR
                                        PARENT       INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       ---------   --------   ------------   ------------   ------------   ------------
ASSETS
Current Assets
  Cash and cash equivalents..........  $  15,257   $    100   $    59,058      $ 10,440     $        --     $   84,855
  Accounts receivable -- net.........     32,930         --       265,073        38,150              --        336,153
  Intercompany receivables...........     47,414      5,769       151,343         5,500        (210,026)            --
  Inventories........................     22,664         --        96,296         9,461              --        128,421
  Prepaid expenses...................        884         --        11,760           900              --         13,544
  Deferred income taxes..............        248         --        12,885           433              --         13,566
                                       ---------   --------   -----------      --------     -----------     ----------
Total Current Assets.................    119,397      5,869       596,415        64,884        (210,026)       576,539
                                       ---------   --------   -----------      --------     -----------     ----------
Property, plant and
  equipment -- net...................     34,067         --       241,756        31,817              --        307,640
Investments..........................      2,129         --         3,400        26,675              --         32,204
Investment in subsidiaries...........    292,016         --        58,868           230        (351,114)            --
Prepaid pension cost.................     15,571         --       184,858        15,323              --        215,752
Goodwill.............................      2,417         --        39,440            --              --         41,857
Other intangibles -- net.............         --         --           437            --              --            437
Intercompany loan receivable.........      9,509    219,246        54,054        32,384        (315,193)            --
Deferred income taxes................      6,592         --        40,916           143              --         47,651
Other assets.........................     17,669        363        93,403         3,471              --        114,906
                                       ---------   --------   -----------      --------     -----------     ----------
Total Assets.........................  $ 499,367   $225,478   $ 1,313,547      $174,927     $  (876,333)    $1,336,986
                                       =========   ========   ===========      ========     ===========     ==========
LIABILITIES
Current Liabilities
  Bank indebtedness..................  $   2,337   $     --   $    53,281      $    563     $        --     $   56,181
  Accounts payable and accrued
    liabilities......................     46,578      3,151       369,518        67,379              --        486,626
  Intercompany payables..............     37,455    103,817        54,391        14,363        (210,026)            --
  Short-term debt....................      1,125         --        16,316           593              --         18,034
  Income taxes.......................     14,043        (31)       12,292         1,373              --         27,677
  Deferred income taxes..............         --         --            --           324              --            324
                                       ---------   --------   -----------      --------     -----------     ----------
Total Current Liabilities............    101,538    106,937       505,798        84,595        (210,026)       588,842
                                       ---------   --------   -----------      --------     -----------     ----------
Intercompany loans payable...........     56,476         --       253,718         4,999        (315,193)            --
Long-term debt.......................      2,012    100,000         5,180         3,870              --        111,062
Postretirement benefits..............      8,968         --       230,696            --              --        239,664
Deferred income taxes................         --         --        13,438           267              --         13,705
Other liabilities....................      9,123         --        37,445         4,695              --         51,263
Minority interest....................         --         --            --        11,200              --         11,200
                                       ---------   --------   -----------      --------     -----------     ----------
Total Liabilities....................    178,117    206,937     1,046,275       109,626        (525,219)     1,015,736
SHAREHOLDERS' EQUITY
  Share Capital......................    397,761     20,000     1,524,222       206,682      (1,750,904)       397,761
  Retained earnings..................     51,666     (1,459)   (1,326,240)      (98,098)      1,425,797         51,666
  Cumulative translation
    adjustments......................   (128,177)        --        69,290       (43,283)        (26,007)      (128,177)
                                       ---------   --------   -----------      --------     -----------     ----------
Total Shareholders' Equity...........    321,250     18,541       267,272        65,301        (351,114)       321,250
                                       ---------   --------   -----------      --------     -----------     ----------
Total Liabilities and Shareholders'
  Equity.............................  $ 499,367   $225,478   $ 1,313,547      $174,927     $  (876,333)    $1,336,986
                                       =========   ========   ===========      ========     ===========     ==========
Shareholders' Equity as reported.....  $ 321,250   $ 18,541   $   267,272      $ 65,301     $  (351,114)    $  321,250
                                       ---------   --------   -----------      --------     -----------     ----------
U.S. GAAP Adjustments:
  Net pension asset..................     (5,705)        --       (62,651)           --              --        (68,356)
  Computer software -- net...........         --         --       (32,300)           --              --        (32,300)
  Postretirement benefits............     (2,817)        --      (139,206)           --              --       (142,023)
  Deferred income taxes -- net.......      4,809         --        85,167        (2,182)             --         87,794
  Accounts payable and accrued
    liabilities......................     (4,699)        --            --         6,000              --          1,301
  Equity investments.................   (145,172)        --         3,818            --         141,354             --
                                       ---------   --------   -----------      --------     -----------     ----------
                                        (153,584)        --      (145,172)        3,818         141,354       (153,584)
                                       ---------   --------   -----------      --------     -----------     ----------
Shareholders' Equity under U.S.
  GAAP...............................  $ 167,666   $ 18,541   $   122,100      $ 69,119     $  (209,760)    $  167,666
                                       =========   ========   ===========      ========     ===========     ==========

                           MOORE CORPORATION LIMITED

SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2002:

                                                                    NON-
                                      FINANCE     GUARANTOR      GUARANTOR
                            PARENT      INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                           --------   --------   ------------   ------------   ------------   ------------
Net sales................  $211,949   $     --    $1,704,551      $131,108       $ (9,569)     $2,038,039
                           --------   --------    ----------      --------       --------      ----------
Cost of sales............   154,921         --     1,164,101        80,554         (9,569)      1,390,007
Selling, general and
  administrative
  expenses...............    45,360         --       382,414        31,839             --         459,613
Restructuring
  provision -- net.......    (2,029)        --         4,881        (3,702)            --            (850)
Depreciation and
  amortization...........    10,082         --        72,409         4,255             --          86,746
                           --------   --------    ----------      --------       --------      ----------
Total operating
  expenses...............   208,334         --     1,623,805       112,946         (9,569)      1,935,516
                           --------   --------    ----------      --------       --------      ----------
Income from operations...     3,615         --        80,746        18,162             --         102,523
                           --------   --------    ----------      --------       --------      ----------
Equity earnings (loss) of
  subsidiaries...........    48,734         --       (10,951)           --        (37,783)             --
Investment and other
  income (expense).......    20,570         --       (21,409)        4,559             --           3,720
Interest
  expense -- net.........      (342)      (822)       14,262          (953)            --          12,145
Debt settlement and issue
  costs..................        --     16,746            --            --             --          16,746
                           --------   --------    ----------      --------       --------      ----------
Earnings (loss) before
  income taxes and
  minority interest......    73,261    (15,924)       34,124        23,674        (37,783)         77,352
Income tax expense.......         3         --           800         1,669             --           2,472
Minority interest........        --         --            --         1,622             --           1,622
                           --------   --------    ----------      --------       --------      ----------
Net earnings (loss)......  $ 73,258   $(15,924)   $   33,324      $ 20,383       $(37,783)     $   73,258
                           --------   --------    ----------      --------       --------      ----------
U.S. GAAP Adjustments:
  Pension expense........       169         --         4,030            --             --           4,199
  Postretirement
     benefits............       190         --        17,100            --             --          17,290
  Computer software......        --         --         6,764            --             --           6,764
  Debt conversion
     costs...............       832         --            --            --             --             832
  Stock-based
     compensation........   (11,839)        --            --            --             --         (11,839)
  Income taxes...........     4,153         --       (10,879)           --             --          (6,726)
  Equity earnings........    17,015         --            --            --        (17,015)             --
                           --------   --------    ----------      --------       --------      ----------
                             10,520         --        17,015            --        (17,015)         10,520
                           --------   --------    ----------      --------       --------      ----------
Net earnings (loss) under
  U.S. GAAP..............  $ 83,778   $(15,924)   $   50,339      $ 20,383       $(54,798)     $   83,778
                           ========   ========    ==========      ========       ========      ==========

                           MOORE CORPORATION LIMITED

SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2001:

                                                                    NON-
                                       FINANCE    GUARANTOR      GUARANTOR
                            PARENT      INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                           ---------   -------   ------------   ------------   ------------   ------------
Net sales................  $ 204,116   $    --    $1,768,550      $214,908       $(33,000)     $2,154,574
                           ---------   -------    ----------      --------       --------      ----------
Cost of sales............    148,659        --     1,295,470       141,432        (33,000)      1,552,561
Selling, general and
  administrative
  expenses...............     76,247       957       444,031        54,351             --         575,586
Restructuring
  provision -- net.......     10,680        --       107,676        11,323             --         129,679
Depreciation and
  amortization...........     11,389        --       163,750        63,933             --         239,072
                           ---------   -------    ----------      --------       --------      ----------
Total operating
  expenses...............    246,975       957     2,010,927       271,039        (33,000)      2,496,898
                           ---------   -------    ----------      --------       --------      ----------
Loss from operations.....    (42,859)     (957)     (242,377)      (56,131)            --        (342,324)
                           ---------   -------    ----------      --------       --------      ----------
Equity earnings (loss) of
  subsidiaries...........   (295,364)       --        (2,915)           --        298,279              --
Investment and other
  income (expense).......     (2,165)       --        (8,693)          137             --         (10,721)
Interest
  expense -- net.........      6,720    (1,591)       21,498        (2,869)            --          23,758
Debt settlement and issue
  costs..................     10,396     1,000           221            --             --          11,617
                           ---------   -------    ----------      --------       --------      ----------
Earnings (loss) before
  income taxes and
  minority interest......   (357,504)     (366)     (275,704)      (53,125)       298,279        (388,420)
Income tax expense
  (benefit)..............        534        --       (34,887)        2,161             --         (32,192)
Minority interest........         --        --            --         1,810             --           1,810
                           ---------   -------    ----------      --------       --------      ----------
Net loss.................  $(358,038)  $  (366)   $ (240,817)     $(57,096)      $298,279      $ (358,038)
                           ---------   -------    ----------      --------       --------      ----------
U.S. GAAP Adjustments:
  Pension expense........       (239)       --       173,408       (28,252)            --         144,917
  Postretirement
     benefits............        208        --        17,067            --             --          17,275
  Computer software......         --        --        17,287            --             --          17,287
  Interest expense.......        258        --            --            --             --             258
  Debt conversion
     costs...............     (6,949)       --            --            --             --          (6,949)
  Stock-based
     compensation........     (2,700)       --            --            --             --          (2,700)
  Income taxes...........      3,901        --       (85,915)           --             --         (82,014)
  Equity earnings........     93,595        --       (28,252)           --        (65,343)             --
                           ---------   -------    ----------      --------       --------      ----------
                              88,074        --        93,595       (28,252)       (65,343)         88,074
                           ---------   -------    ----------      --------       --------      ----------
Net loss under U.S.
  GAAP...................  $(269,964)  $  (366)   $ (147,222)     $(85,348)      $232,936      $ (269,964)
                           =========   =======    ==========      ========       ========      ==========

                           MOORE CORPORATION LIMITED

SUPPLEMENTAL CONSOLIDATING STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2000:

                                                                     NON-
                                        FINANCE    GUARANTOR      GUARANTOR
                              PARENT     INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                             --------   -------   ------------   ------------   ------------   ------------
Net sales..................  $226,919    $  --     $1,802,629      $285,958       $(57,088)     $2,258,418
                             --------    -----     ----------      --------       --------      ----------
Cost of sales..............   179,520       --      1,279,672       196,421        (57,088)      1,598,525
Selling, general and
  administrative
  expenses.................    67,991       --        429,874        80,777             --         578,642
Restructuring provision -
  net......................      (728)      --         (9,635)      (13,670)            --         (24,033)
Depreciation and
  amortization.............    13,371       --        105,531        32,616             --         151,518
                             --------    -----     ----------      --------       --------      ----------
Total operating expenses...   260,154       --      1,805,442       296,144        (57,088)      2,304,652
                             --------    -----     ----------      --------       --------      ----------
Loss from operations.......   (33,235)      --         (2,813)      (10,186)            --         (46,234)
                             --------    -----     ----------      --------       --------      ----------
Equity earnings (loss) of
  subsidiaries.............   (25,189)      --        (19,458)           --         44,647              --
Investment and other income
  (expense)................    (9,875)      --         (4,825)          358             --         (14,342)
Interest expense -- net....    (2,672)     678         34,576       (11,566)            --          21,016
                             --------    -----     ----------      --------       --------      ----------
Earnings (loss) before
  income taxes and minority
  interest.................   (65,627)    (678)       (61,672)        1,738         44,647         (81,592)
Income tax expense
  (benefit)................       745       --        (18,336)          214             --         (17,377)
Minority interest..........        --       --             --         2,157             --           2,157
                             --------    -----     ----------      --------       --------      ----------
Net loss...................  $(66,372)   $(678)    $  (43,336)     $   (633)      $ 44,647      $  (66,372)
                             --------    -----     ----------      --------       --------      ----------
U.S. GAAP Adjustments:
  Pension expense..........     3,956       --         14,307            --             --          18,263
  Postretirement
     benefits..............       230       --         18,603            --             --          18,833
  Computer software........        --       --         (2,300)           --             --          (2,300)
  Income taxes.............    (1,651)      --        (12,077)           --             --         (13,728)
  Equity earnings..........    18,533       --             --            --        (18,533)             --
                             --------    -----     ----------      --------       --------      ----------
                               21,068       --         18,533            --        (18,533)         21,068
                             --------    -----     ----------      --------       --------      ----------
Net loss under U.S. GAAP...  $(45,304)   $(678)    $  (24,803)     $   (633)      $ 26,114      $  (45,304)
                             ========    =====     ==========      ========       ========      ==========

                           MOORE CORPORATION LIMITED

SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2002:

                                                                                NON-
                                                  FINANCE     GUARANTOR      GUARANTOR
                                       PARENT      INC.      SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      --------   ---------   ------------   ------------   ------------   ------------
OPERATING ACTIVITIES
Net earnings (loss).................  $ 73,258   $ (15,924)    $ 33,324       $ 20,383       $(37,783)     $  73,258
Adjustments to reconcile net
  earnings (loss)to cash provided
  (used) by operating activities:
  Equity (earnings) loss of
    subsidiaries....................   (48,734)         --       10,951             --         37,783             --
  Depreciation and amortization.....    10,082          --       72,409          4,255             --         86,746
  Net (gain) loss on sale of
    investment and other assets.....        60          --       (7,293)        (1,497)            --         (8,730)
  Deferred income taxes.............    11,090          --      (36,998)           (88)            --        (25,996)
  Debt settlement costs.............        --      16,746           --             --             --         16,746
  Other.............................    (1,907)        364       (5,140)        (1,077)            --         (7,760)
Changes in operating assets and
  liabilities:
  Accounts receivable -- net........        71          --       (2,235)         1,526             --           (638)
  Inventories.......................     1,752          --        3,895            379             --          6,026
  Accounts payable and accrued
    liabilities.....................    (3,917)     (2,150)       2,869         (6,543)            --         (9,741)
  Income taxes......................       314          --       32,137           (318)            --         32,133
  Other.............................       189          --       (3,965)           127             --         (3,649)
                                      --------   ---------     --------       --------       --------      ---------
Net cash provided (used) by
  operating activities..............    42,258        (964)      99,954         17,147             --        158,395
                                      --------   ---------     --------       --------       --------      ---------

INVESTING ACTIVITIES
Property, plant and
  equipment -- net..................      (893)         --       (7,802)          (246)            --         (8,941)
Long-term receivables and other
  investments.......................       429          --       (1,402)        (4,055)            --         (5,028)
Acquisition of businesses...........    (8,764)         --      (57,202)            --             --        (65,966)
Software expenditures...............        --          --      (10,958)            --             --        (10,958)
Other...............................        --          --       (1,615)            --             --         (1,615)
                                      --------   ---------     --------       --------       --------      ---------
Net cash used by investing
  activities........................    (9,228)         --      (78,979)        (4,301)            --        (92,508)
                                      --------   ---------     --------       --------       --------      ---------

FINANCING ACTIVITIES
Net change in short-term debt.......      (724)         --      (14,902)          (273)            --        (15,899)
Issuance of long-term debt..........        --          --      200,000             --             --        200,000
Payments on long-term debt..........    (1,641)   (116,746)     (21,877)            --             --       (140,264)
Issuance (repurchase) of common
  shares -- net.....................    (7,949)         --           --             --             --         (7,949)
Intercompany activity...............    (6,279)    117,711      (99,432)       (12,000)            --             --
Other...............................        --          --       (8,108)          (719)            --         (8,827)
                                      --------   ---------     --------       --------       --------      ---------
Net cash provided (used) by
  financing activities..............   (16,593)        965       55,681        (12,992)            --         27,061
                                      --------   ---------     --------       --------       --------      ---------
Effect of exchange rate on cash
  resources.........................      (242)         --          232           (140)            --           (150)
                                      --------   ---------     --------       --------       --------      ---------
Increase (decrease) in cash
  resources.........................    16,195           1       76,888           (286)            --         92,798
Cash resources at beginning of
  year..............................    12,920         100        5,777          9,877             --         28,674
                                      --------   ---------     --------       --------       --------      ---------
Cash resources at end of year.......  $ 29,115   $     101     $ 82,665       $  9,591       $     --      $ 121,472
                                      ========   =========     ========       ========       ========      =========

                           MOORE CORPORATION LIMITED

SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2001:

                                                                                NON-
                                                  FINANCE     GUARANTOR      GUARANTOR
                                      PARENT       INC.      SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                     ---------   ---------   ------------   ------------   ------------   ------------
OPERATING ACTIVITIES
Net earnings (loss)................  $(358,038)  $    (366)   $(240,817)      $(57,096)     $ 298,279      $(358,038)
Adjustments to reconcile net
  earnings (loss) to cash provided
  (used) by operating activities:
  Equity (earnings) loss of
    subsidiaries...................    295,364          --        2,915             --       (298,279)            --
  Depreciation and amortization....     11,389          --      163,750         63,933             --        239,072
  Net (gain) loss on sale of
    investment and other assets....        (79)         --       (1,533)         7,436             --          5,824
  Deferred income taxes............    (13,729)         --      (21,511)           137             --        (35,103)
  Pension settlement -- net........         --          --       96,605             --             --         96,605
  Provision for restructuring
    costs..........................     10,680          --      107,676         11,323             --        129,679
  Debt settlement and issue
    costs..........................     10,396       1,000          221             --             --         11,617
  Other............................      7,903         373       (8,131)         2,903             --          3,048
Changes in operating assets and
  liabilities:
  Accounts receivable -- net.......      3,554          --       49,804         (8,674)            --         44,684
  Inventories......................      7,014          --       14,203           (180)            --         21,037
  Accounts payable and accrued
    liabilities....................     (6,614)     (1,122)      (5,297)        (6,345)            --        (19,378)
  Income taxes.....................        885          --       (4,129)        (1,173)            --         (4,417)
  Other............................      6,850        (155)      (1,902)        (2,302)            --          2,491
                                     ---------   ---------    ---------       --------      ---------      ---------
Net cash provided (used) by
  operating activities.............    (24,425)       (270)     151,854          9,962             --        137,121
                                     ---------   ---------    ---------       --------      ---------      ---------
INVESTING ACTIVITIES
Property, plant and
  equipment -- net.................     (3,320)         --      (20,451)       (13,301)            --        (37,072)
Long-term receivables and other
  investments......................        484          --          138         (4,111)            --         (3,489)
Acquisition of businesses..........    (14,565)         --           --             --             --        (14,565)
Proceeds from sale of investments
  and other assets.................         --          --       38,495             --             --         38,495
Software expenditures..............         --          --       (6,151)          (366)            --         (6,517)
Other..............................      5,095          --      (22,249)        18,364             --          1,210
                                     ---------   ---------    ---------       --------      ---------      ---------
Net cash provided (used) by
  investing activities.............    (12,306)         --      (10,218)           586             --        (21,938)
                                     ---------   ---------    ---------       --------      ---------      ---------
FINANCING ACTIVITIES
Dividends..........................     (8,846)         --           --             --             --         (8,846)
Net change in short-term debt......       (437)         --       16,272           (510)            --         15,325
Issuance of long-term debt.........        364          --        7,476            123             --          7,963
Payments on long-term debt.........     (1,082)   (100,000)      (3,084)            --             --       (104,166)
Intercompany activity..............     60,158     100,667     (153,981)        (6,844)            --             --
Other..............................     (2,320)         --          669         (1,693)            --         (3,344)
                                     ---------   ---------    ---------       --------      ---------      ---------
Net cash provided (used) by
  financing activities.............     47,837         667     (132,648)        (8,924)            --        (93,068)
                                     ---------   ---------    ---------       --------      ---------      ---------
Effect of exchange rate on cash
  resources........................       (439)         --          (65)           (47)            --           (551)
                                     ---------   ---------    ---------       --------      ---------      ---------
Increase (decrease) in cash
  resources........................     10,667         397        8,923          1,577             --         21,564
Cash resources at beginning of
  year.............................      2,253        (297)      (3,146)         8,300             --          7,110
                                     ---------   ---------    ---------       --------      ---------      ---------
Cash resources at end of year......  $  12,920   $     100    $   5,777       $  9,877      $      --      $  28,674
                                     =========   =========    =========       ========      =========      =========

                           MOORE CORPORATION LIMITED

SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31, 2000:

                                                                                NON-
                                                   FINANCE    GUARANTOR      GUARANTOR
                                         PARENT     INC.     SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                        --------   -------   ------------   ------------   ------------   ------------
OPERATING ACTIVITIES
Net loss..............................  $(66,372)  $  (678)   $ (43,336)      $   (633)      $ 44,647      $ (66,372)
Adjustments to reconcile net loss to
  cash provided (used) by operating
  activities:
  Equity (earnings) loss of
    subsidiaries......................    25,189        --       19,458             --        (44,647)            --
  Depreciation and amortization.......    13,371        --      106,959         32,216             --        152,546
  Net (gain) loss on sale of assets...     1,553        --        1,176            (99)            --          2,630
  Net loss on write-off and sale of
    investments.......................     8,474        --        3,500             --             --         11,974
  Deferred income taxes...............    (3,615)       --      (10,228)           816             --        (13,027)
  Recovery of restructuring costs.....      (728)       --       (9,635)       (13,670)            --        (24,033)
  Other...............................     8,719       373        3,063            212             --         12,367
Changes in operating assets and
  liabilities:
  Accounts receivable -- net..........       207        --       66,389          3,184             --         69,780
  Inventories.........................    12,090        --       13,299         (1,208)            --         24,181
  Accounts payable and accrued
    liabilities.......................   (21,366)      165     (100,678)       (13,110)            --       (134,989)
  Income taxes........................      (567)      240          814         (1,126)            --           (639)
  Other...............................   (39,610)     (426)      84,988        (42,050)            --          2,902
                                        --------   -------    ---------       --------       --------      ---------
Net cash provided (used) by operating
  activities..........................   (62,655)     (326)     135,769        (35,468)            --         37,320
                                        --------   -------    ---------       --------       --------      ---------
INVESTING ACTIVITIES
Property, plant and
  equipment -- net....................    (6,083)       --      (19,544)       (13,916)            --        (39,543)
Long-term receivables and other
  investments.........................      (818)       --        1,269             76             --            527
Acquisition of businesses.............    (3,008)       --         (343)            --             --         (3,351)
Proceeds from sale of investments and
  other assets........................        --        --           --         13,178             --         13,178
Software expenditures.................        --        --      (28,689)          (106)            --        (28,795)
Other.................................       135        --        3,155         (4,132)            --           (842)
                                        --------   -------    ---------       --------       --------      ---------
Net cash used by investing
  activities..........................    (9,774)       --      (44,152)        (4,900)            --        (58,826)
                                        --------   -------    ---------       --------       --------      ---------
FINANCING ACTIVITIES
Dividends.............................   (17,594)       --           --             --             --        (17,594)
Net change in short-term debt.........       132        --      (37,022)          (541)            --        (37,431)
Issuance of long-term debt............    58,678        --        2,599          3,386             --         64,663
Payments on long-term debt............    (1,755)       --          (20)            (1)            --         (1,776)
Intercompany activity.................    30,257        --      (76,681)        46,424             --             --
Other.................................    (7,140)       --        8,578         (7,191)            --         (5,753)
                                        --------   -------    ---------       --------       --------      ---------
Net cash provided (used) by financing
  activities..........................    62,578        --     (102,546)        42,077             --          2,109
                                        --------   -------    ---------       --------       --------      ---------
Effect of exchange rate on cash
  resources...........................       666        --          728             20             --          1,414
                                        --------   -------    ---------       --------       --------      ---------
Increase (decrease) in cash
  resources...........................    (9,185)     (326)     (10,201)         1,729                       (17,983)
Cash resources at beginning of year...    11,438        29        7,055          6,571             --         25,093
                                        --------   -------    ---------       --------       --------      ---------
Cash resources at end of year.........  $  2,253   $  (297)   $  (3,146)      $  8,300       $     --      $   7,110
                                        ========   =======    =========       ========       ========      =========